UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Erin Energy Corporation
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ANNUAL MEETING OF STOCKHOLDERS
May 17, 2017
April 28, 2017
Dear Fellow Stockholder:
On behalf of the Board of Directors (the “Board”) of Erin Energy Corporation (the “Company”), I invite you to attend our 2017 Annual Meeting of Stockholders (the “Meeting”). We hope you can join us. The Meeting will be held:

At:	1330 Post Oak Blvd.

2nd Floor Conference Center, Central Plains Room

Houston, TX 77056

On:	Wednesday, May 17, 2017

Time:	9:00 a.m., Houston time (4:00 p.m., Johannesburg, South Africa time)
The Notice of Annual Meeting of Stockholders, the Proxy Statement and our 2016 Annual Report on Form 10-K accompany this letter.
At the Meeting, we will report on important activities and accomplishments of the Company and review the Company’s financial performance and business operations. You will have an opportunity to ask questions and gain an up-to-date perspective on the Company and its activities. You will also have an opportunity to meet the directors and other key executives of the Company.
The Company’s stockholders will also be asked to vote on the election of seven directors, the ratification of the appointment of our independent registered public accounting firm and consideration of any other business matters properly brought before the Meeting. The Board recommends that you vote “FOR” the election of the seven directors, “FOR” the ratification of the appointment of our independent registered public accounting firm, "FOR" the proposal to approve the compensation of the Company’s named executive officers and to hold an advisory vote on the compensation of the Company’s named executive officers every three years.
Stockholders of record of the Company as of the close of business on April 7, 2017 have the right to attend the annual meeting and vote their shares, or may grant a proxy to vote on the proposals included in this Proxy Statement.
We know that many of our stockholders will be unable to attend the Meeting. We are soliciting proxies so that each stockholder has an opportunity to vote on all matters that are scheduled to come before the stockholders at the Meeting. Whether or not you plan to attend, please take the time now to read the Proxy Statement and vote online or, if you prefer, by casting your vote via mail, telephone or any other method permitted by the voting instructions that accompany this Proxy Statement. You may revoke your proxy at any time before it is exercised. Regardless of the number of Company shares you own, your vote is important.
If you have any questions about the Proxy Statement, please contact Jean-Michel Malek, Interim Chief Executive Officer, General Counsel and Corporate Secretary, at (713) 797-2940.
Thank you for your continuing interest in Erin Energy Corporation. We look forward to seeing you at the Meeting.

Jean-Michel Malek Interim Chief Executive Officer

ERIN ENERGY CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 17, 2017
To the Stockholders of Erin Energy Corporation:
Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of Erin Energy Corporation, a Delaware corporation (the “Company”), will be held on Wednesday, May 17, 2017, at 9:00 a.m., Houston time (4:00 p.m., Johannesburg, South Africa time), at 1330 Post Oak Blvd., 2nd Floor Conference Center, Hill Country Room, Houston, TX 77056, for the following purposes:

1
to elect seven persons to the Board of Directors of the Company (the “Board”), each to serve until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office;

2	to ratify the appointment of Pannell Kerr Forster of Texas, P.C., independent registered public accounting firm, as our auditors for fiscal year 2017;

3	to hold a non-binding, advisory vote on the compensation of the Company’s management;

4	to hold a non-binding, advisory vote on the frequency of the advisory vote on the compensation of the Company’s management; and

5	to transact such other business as may properly come before the Meeting or any adjournment thereof.
Only stockholders of record at the close of business on April 7, 2017 (the “Record Date”) are entitled to notice and to vote at the Meeting and any adjournment.
A Proxy Statement describing the matters to be considered at the Meeting is attached to this Notice. Our 2016 Annual Report on Form 10-K accompanies this Notice, but it is not deemed to be part of the Proxy Statement.
It is important that your shares are represented at the Meeting. We urge you to review the attached Proxy Statement and, whether or not you plan to attend the Meeting in person, please vote your shares promptly by casting your vote via the Internet, by telephone, or by facsimile if permitted by the voting instructions sent to you, or, if you receive a full set of proxy materials or request one be sent to you, and prefer to submit your proxy or voter instructions by mail, please complete and return your proxy card or voting instruction form in the pre-addressed envelope provided, which requires no additional postage if mailed in the United States.
If you plan to attend the Meeting, please notify us of your intentions. This will assist us with meeting preparations. If your shares are not registered in your own name and you would like to attend the Meeting, please follow the instructions forwarded to you by your broker, trust, bank or other holder of record to obtain a valid proxy. This will enable you to gain admission to the Meeting and vote in person.

By order of the Board,

April 28, 2017 Houston, Texas	Jean-Michel Malek Interim Chief Executive Officer

1330 Post Oak Boulevard, Suite 2250
Houston, Texas 77056
(713) 797-2940

PROXY STATEMENT
This Proxy Statement and the accompanying proxy are being furnished with respect to the solicitation of proxies by the Board of Directors (the “Board”) of Erin Energy Corporation, a Delaware corporation (the “Company,” “Erin Energy,” “we” or “us”), for the 2017 Annual Meeting of Stockholders (the “Meeting”). The Meeting is to be held at 9:00 a.m., Houston time (4:00 p.m., Johannesburg, South Africa time), on Wednesday, May 17, 2017, and at any adjournment or adjournments thereof, at 1330 Post Oak Blvd., 2nd Floor Conference Center, Hill Country Room, Houston, TX 77056.
The date on which the Proxy Statement and form of proxy are intended to be sent or made available to stockholders is on or about April 28, 2017.

The purpose of the Meeting is to seek stockholder approval of four proposals: (1) to elect seven directors to the Board; (2) to ratify the appointment of Pannell Kerr Forster of Texas, P.C., independent registered public accounting firm, as our auditors for fiscal year 2017; (3) to approve the compensation of the Company’s named executive officers; and (4) to hold an advisory vote on the compensation of the Company’s named executive officers every three years.
Who May Vote
Only stockholders of record of our common stock as of the close of business on April 7, 2017 (the “Record Date”) are entitled to notice and to vote at the Meeting and any adjournment or adjournments thereof.
A list of stockholders entitled to vote at the Meeting will be available at the Meeting, and will also be available for ten days prior to the Meeting, during office hours, by contacting our Corporate Secretary at the executive offices of the Company at:
Corporate Secretary
Erin Energy Corporation
1330 Post Oak Boulevard, Suite 2250
Houston, Texas 77056

The presence at the Meeting of holders of a majority of the outstanding shares of common stock as of the Record Date, in person or by proxy, is required for a quorum. Votes cast by proxy or in person at the Meeting will be tabulated by an Inspector of Elections appointed for the Meeting. Should you submit a proxy, even though you abstain as to one or more proposals, or you are present in person at the Meeting and abstain, the Inspector of Elections will treat abstentions as shares that are present for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. The Company has designated Broadridge Financial Solutions, the Company’s proxy management service, as the Inspector of Elections for the Meeting.

As of the Record Date, we had issued and outstanding 215,276,175 shares of common stock. Each holder of common stock on the Record Date is entitled to one vote for each share then held on all matters to be voted at the Meeting. No other class of voting securities was outstanding as of the Record Date.
Voting Your Proxy
You may vote by proxy by following the instructions provided in the proxy card or voting instruction form being sent to you. You may submit your vote until the deadline set forth on the proxy card or voting instruction form that you receive. If you vote by mail, please be aware that we can recognize your vote only if we receive it by close of business of the day before the Meeting. If your shares are held through a broker, trust, bank or other nominee, you should refer to information forwarded to you by such holder of record for your voting options.
The shares represented by any proxy duly given will be voted at the Meeting in accordance with the instructions of the stockholder. If you sign and date your proxy but do not give specific voting instructions, the shares will not be voted with respect to the election of the nominees for director set forth herein (unless you are a registered holder, in which case the shares will be voted “FOR” the nominees for director set forth herein). Shares of holders who sign and date their proxy card but do not give specific voting instructions will be voted “FOR” the ratification of the appointment of our independent registered public accounting firm, the advisory vote on the compensation of our management and the advisory vote on the frequency of the advisory vote on the compensation of our management representing the option of once every three years as the frequency with which stockholders are provided an advisory vote on management compensation.
Each share of common stock outstanding on the record date will be entitled to one vote on all matters. Under Proposal 1 (Election of Directors), the seven candidates for election as directors at the Meeting are uncontested. In uncontested elections, directors are elected by plurality of the votes cast at the Meeting. Proposal 2 (Ratification of the Appointment of Independent Registered Public Accounting Firm) Proposal 3 (Advisory Vote on Management Compensation) and Proposal 4 (Advisory Vote on the Frequency of the Advisory Vote on Management Compensation) require the vote of a majority of the shares present in person or by proxy and entitled to vote at the Meeting for approval. If for Proposal 4 none of the alternatives presented receive a majority vote, we will consider the alternative receiving the highest number of votes cast by our stockholders to be the frequency that has been selected on an advisory basis by our stockholders.
Shares that abstain or that are withheld from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of or against such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions, withheld votes and “broker non-votes” will have no effect on the voting on Proposals 1 through 4 that require the affirmative vote of a majority of the votes cast or the shares voting on the matter. Brokers are permitted, but not required, to use discretionary authority to vote shares on “routine matters.” Proposal 2 (Ratification of the Appointment of Independent Registered Public Accounting Firm) is the only “routine matter” presented in this proxy statement; therefore, Brokers will not be permitted to use their discretionary authority to vote shares on Proposal 1 (Election of Directors), Proposal 3 (Advisory Vote on Management Compensation) or Proposal 4 (Advisory Vote on the Frequency of the Advisory Vote on Management Compensation).
You may also vote in person at the Meeting. Instructions for voting in person are included in the proxy materials sent to you. If your shares are held through a broker, trust, bank or other nominee, please refer to the information forwarded to you by such holder of record to obtain a valid proxy. If your shares are held this way, you will need to bring your legal proxy with you to the Meeting in order to vote in person.
Stockholders have no cumulative voting rights or dissenter’s or appraisal rights relating to the matters to be acted upon at the Meeting.
Revoking Your Proxy
Even if you submit a proxy or voter instructions, you may revoke and change your vote. You may revoke your proxy or voter instructions by submitting a new proxy or voter instructions by using a voting procedure described in the proxy card or voting instruction form that you received. You may also request a copy of a blank proxy card or voter instruction card be sent to you by mail and revoke your proxy by executing a subsequently-dated proxy or voter instructions card and mailing it in accordance with the instructions on the proxy card or voting instruction form that you received. You may also revoke your proxy by your attendance and voting in person at the Meeting by following the instructions to vote in person that have been sent to you. Mere attendance at the Meeting will not revoke a proxy or voter instructions. We will vote the shares in accordance with the directions given in the last proxy or voter instructions submitted in a timely manner before the Meeting. You may revoke your vote until the voting deadline set forth on your proxy card or voting instruction form. If you revoke your vote by mail, please be aware that we can recognize the revoked vote only if we receive it by close of business of the day before the Meeting.
If the Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous Meeting.
You are requested, regardless of the number of shares you own or your intention to attend the Meeting, to vote your shares as described above.

Solicitation of Proxies
The expenses of solicitation of proxies will be paid by the Company. We may solicit proxies by mail, and the officers and employees of the Company, who will receive no extra compensation therefor, may solicit proxies personally or by telephone. The Company will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.

Delivery of Proxy Materials to Households
Only one copy of the Company’s 2016 Annual Report on Form 10-K (the "Form 10-K") and this Proxy Statement will be delivered to an address where two or more stockholders reside with the same last name or who otherwise reasonably appear to be members of the same family based on the stockholders’ prior express or implied consent.
If you share an address with at least one other stockholder, currently receive one copy of our Form 10-K and Proxy Statement at your residence, and would like to receive a separate copy of our Form 10-K and Proxy Statement for future stockholder meetings of the Company, please write to or call our Corporate Secretary at our address or phone number, as applicable, listed at the top of page one of this Proxy Statement and specify this preference in your request. The Company shall promptly, upon receipt of such request, undertake to deliver a separate copy of our Form 10-K and Proxy Statement as requested. A copy of our Form 10-K and this Proxy Statement are available for viewing online at our website www.erinenergy.com or the website www.proxyvote.com, which will allow you to vote your shares of common stock.
If you share an address with at least one other stockholder and currently receive multiple copies of our Form 10-K and Proxy Statement, and you would like to receive a single copy of our Form 10-K and Proxy Statement, please write to or call our Corporate Secretary at our address or phone number, as applicable, listed at the top of page one of this Proxy Statement and specify this preference in your request.
Holders of Shares of Common Stock Traded on the Johannesburg Stock Exchange
If you hold shares of Common Stock that are traded on the Johannesburg Stock Exchange (the “JSE”) and you have questions about this Proxy Statement or voting your shares, you may contact our transfer secretary in South Africa at Link Market Services South Africa (Pty) Limited (“Link Market Services”), 13th Floor, Rennie House, 19 Ameshoff Street, Braamfontein, 2001, South Africa (P.O. Box 4844, Johannesburg, 2000, South Africa).
EXECUTIVE OFFICERS AND BOARD OF DIRECTORS
Interest of Certain Persons in Matters to Be Acted Upon
None of the Company’s directors, executive officers or any associates of the foregoing has any substantial interest in any of the matters to be acted upon, except to the extent that a director is named as a nominee for election to the Board.
No Adverse Interests of Directors or Officers
None of the Company’s directors or executive officers or their associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Director Nominees and Executive Officers

Set forth below are the names of our current directors standing for election and current senior executive officers, their ages, all positions and offices that they hold with us, the period during which they have served as such, and their business experience during at least the last five years. Directors are elected at each annual meeting of stockholders, and each executive officer serves until his or her resignation, death, or removal by the Board.

Name	Age	Position(s)
Frank C. Ingriselli	62	Director Nominee, Chairman upon nomination
Mahmud Yayale Ahmed	65	Director Nominee
Sakiru Adefemi (Femi) Ayoade	47	Director Nominee and Vice President of Production Operations
Dr. Lee Patrick Brown	79	Director
Dudu Hlatshwayo	52	Director
Dr. John Rudley	69	Director Nominee
J. Michael Stinson	73	Director
Jean-Michel Malek	60	Interim Chief Executive Officer, General Counsel and Corporate Secretary
Daniel Ogbonna	44	Senior Vice President and Chief Financial Officer
Heidi Wong	58	Senior Vice President and Chief Administrative Officer

FRANK C. INGRISELLI. Mr. Ingriselli is a new director nominee, and the Board has, subject to his election, appointed Mr. Ingriselli to replace John Hofmeister as the Chairman of the Board as of the first day after the Meeting. Mr. Ingriselli serves as the President and Chief Executive Officer of Blackhawk Energy Ventures Inc. (“Blackhawk”), a position he has held since founding the company in 2016, and has more than 36 years of experience in the energy industry with wide ranging oil and natural gas exploration and production company (“E&P”) experience in diverse geographies, business climates and political environments. Mr. Ingriselli was the founder of Pacific Energy Development Corp. (“Pacific Energy Development”) in 2011, which was later acquired by PEDEVCO Corp. (“PEDEVCO”), an NYSE MKT listed company, in July 2012, and the co-founder of Pacific Asia Petroleum Inc. (our predecessor entity, “PAP”) in 2005. In addition to founding Pacific Energy Development, he served as its President and Chief Executive Officer and as a Director prior to its acquisition. After PEDEVCO acquired Pacific Energy Development, Mr. Ingriselli has since served as the Chairman of PEDEVCO’s board of directors, as its Chief Executive Officer from 2012 to 2016 and as its President from July 2012 to October 2014. Additionally, Mr. Ingriselli served as PAP’s President, Chief Executive Officer and a member of its board of directors from 2005 to July 2010.

Mr. Ingriselli began his career at Texaco, Inc. (“Texaco”) in 1979 and held management positions in Texaco’s Producing-Eastern Hemisphere Department and Middle East/Far East Division and Texaco’s International Exploration Company. While at Texaco, Mr. Ingriselli negotiated a successful foreign oil development investment contract in China in 1983. In 1992, Mr. Ingriselli was named President of Texaco International Operations Inc. and over the next several years directed Texaco's global initiatives in exploration and development. In 1996, he was appointed President and CEO of the Timan Pechora Company, a Houston, Texas headquartered company owned by affiliates of Texaco, Exxon, Amoco and Norsk Hydro, which was developing a large international investment in Russia . In 1998, Mr. lngriselli returned to Texaco's Executive Department with responsibilities for Texaco’s power and gas operations, merger and acquisition activities, pipeline operations and corporate development. In August 2000, Mr. Ingriselli was appointed President of Texaco Technology Ventures, which was responsible for all of Texaco’s global technology initiatives and investments. In 2001, Mr. Ingriselli retired from Texaco after its merger with Chevron, and founded Global Venture Investments LLC (“GVEST”), an energy consulting firm, for which Mr. lngriselli continues to serve as the President and Chief Executive Officer.

From 2000 to 2006, Mr. Ingriselli sat on the Board of the Electric Drive Transportation Association (where he was also Treasurer) and the Angelino Group, and was an officer of several subsidiaries of Energy Conversion Devices Inc., a U.S. public corporation engaged in the development and commercialization of environmental energy technologies. From 2001 to 2006, he was a Director and Officer of General Energy Technologies Inc., a “technology facilitator” to Chinese industry serving the critical need for advanced energy technology and the growing demand for low-cost high quality components, and Eletra Ltd, a Brazilian hybrid electric bus developer. Mr. lngriselli currently sits on the Advisory Board of the Eurasia Foundation, a Washington D.C.-based non-profit that funds programs that build democratic and free market institutions in the new independent states of the former Soviet

Union, and since May 2015, as a non-executive director and Chairman of the Board of Caspian Energy Inc., an oil and gas exploration company operating in Kazakhstan.

Mr. Ingriselli graduated from Boston University in 1975 with a Bachelor of Science degree in Business Administration. He also earned a Master of Business Administration degree from New York University in both Finance and International Finance in 1977 and a Juris Doctor degree from Fordham University School of Law in 1979.

MAHMUD YAYALE AHMED. Mr. Ahmed is a new director nominee. Mr. Ahmed has an extensive history of government service on behalf of the Republic of Nigeria and has served at the highest levels of the Nigerian Government. From September 2008 to May 2011, Mr. Ahmed served as the Secretary to the Government of the Federation of Nigeria, a role that involved serving as Secretary to all Councils and bodies chaired by the President of the Republic, such as the Federal Executive Council and the Council of State. From July 2007 to September 2008, Mr. Ahmed served as the Minister of Defence, and from December 2000 to July 2007, Mr. Ahmed served as the Head of Civil Service, where he was responsible for instituting fundamental reforms. Mr. Ahmed holds an undergraduate degree in social science with a specialization in government and a master’s degree in public administration with a specialization in public finance from Ahmadu Bello University. Mr. Ahmed has served on the board of directors of Industrial and General Insurance since 2014 and assumed the role of chairman of the board of Industrial and General Insurance in 2016. Mr. Ahmed has also served as the chairman of the board of directors of Jos Electricity Distribution Company since he joined that board in 2013.

Mr. Ahmed also holds several honorary doctorate degrees including: an honorary doctorate degree in law by the University of Abuja; an honorary doctorate degree of letters by the Bayero University; Doctor of Letters (D. Litt. Honoris Causa) from the University of Benin; Doctor of Science (DSC Honoris Caus) from the Abubakar Tafawa Balewa University of Technology; Doctor of Letters (D. Litt Honoris Causa) from the University of Usmanu Danfodiyo University; Doctor of Science in international relations and strategic studies from Novena University; Doctor of Laws (LLD) FUTO, Honoris causa from the Federal University of Technology; and Doctor of Public Administration from Igbinedion University.

SAKIRU ADEFEMI (FEMI) AYOADE. Sakiru Adefemi (Femi) Ayoade is a new director nominee and has been our Vice President of Production Operations since 2016 and the Managing Director of Erin Petroleum Nigeria Limited since 2013. From 2008 to 2013, he was a Senior Technical Executive at CAMAC Petroleum Limited and Allied Energy Plc Nigeria, where, among other things, he managed and directed all aspects of the Oyo Field development. From 2006 to 2008, he was a Senior Drilling Engineer at Nigeria Agip Exploration (a subsidiary of ENI), and from 1997 to 2005, he was a Senior Petroleum Engineer at Allied Energy Resources Nigeria Limited. Mr. Ayoade earned a Master of Science in petroleum engineering from the University of Houston and a Higher National Diploma from the Petroleum Training Institute and has had extensive training in drilling, completion and subsea engineering.
DR. LEE PATRICK BROWN. Dr. Brown has served on the Company’s Board since April 2010. Capping a career of public service dedicated to law enforcement, Dr. Brown was elected Mayor of the City of Houston on December 6, 1997, sworn in on January 2, 1998 and re-elected in 1999 and again in 2001, serving the maximum of three terms in office. Prior to his election as Mayor of the nation’s fourth-largest city, Dr. Brown served in President Clinton’s Cabinet as Director of the White House Office of National Drug Control Policy from 1993 to 1996. Dr. Brown rose through the law enforcement ranks: first as a patrolman with the San Jose, California Police Department; then as a Sheriff of Multnomah County, Oregon; followed by Commissioner of Public Safety in Atlanta, Georgia; Chief of Police in Houston, Texas; and Police Commissioner for New York City, New York.
Dr. Brown has an undergraduate degree in criminology from Fresno State University, a master’s degree in sociology from San Jose State University and a master’s degree and doctorate degree in criminology from the University California at Berkeley ("UC-Berkeley"), where he also is an UC-Berkeley Fellow. He was selected as UC-Berkeley’s 2004 Alumnus of the Year. He also holds honorary doctorate degrees from Florida International University, Portland State University, State University of New York, Fresno State University, John Jay College of Criminal Justice, Paul Quinn College and Howard University. He is an honorary visiting professor at four universities in China.
Dr. Brown also has been a part time Professor at San Jose State University; Professor and Chairman of the Department of Administration of Justice at Portland State University; Associate Director of the Institute for Urban Affairs and Research and Professor of Public Administration at Howard University; University Professor at Texas Southern University; and a Senior Scholar at the James A. Baker III Institute for Public Policy and Professor of Sociology at Rice University. After leaving the Office of the Mayor, he served as a Visiting Scholar in the School of Social Sciences at Rice University.
Dr. Brown is currently the Chairman and CEO of Brown Group International.

DUDU HLATSHWAYO. Ms. Hlatshwayo has served on the Company’s Board since December 2015 and was designated as such by the Public Investment Corporation (SOC) Limited (“PIC”) as described below under “Transactions with the Public Investment Corporation (SOC) Limited” to fill the vacancy created by the resignation of Dr. Daniel M. Matjila. Ms. Hlatshwayo is an independent non-executive director of PIC, a position she has held since December 2013. She is the Chairman of Change EQ (PTY) Limited, a privately-held management consulting firm, which she founded in 2006. Ms. Hlatshwayo also serves on the boards of KZN Growth Fund, AFMETCO and the Land Bank. She previously served as a partner at Ernst & Young from 2005 to 2006. From 2004 to 2005, Ms. Hlatshwayo served as a director in the Corporate Finance Division of Andisa Capital (Pty) Ltd. From 1999 to 2004, she worked at Transnet SOC Ltd as a Group Executive, from 1996 to 1999, she worked at Telkom SA as a Senior Portfolio Manager, and from 1994 to 1996, she worked at ABSA Bank Limited as a Product Manager.

Ms. Hlatshwayo received her MBA from the University of South Africa with a specialization in Advanced Corporate Finance, and a Bachelor of Science degree with honors and a specialization in management science from the University of Cape Town.
DR. JOHN RUDLEY. Dr. Rudley is a new director nominee. Dr. Rudley served as the President of Texas Southern University from February 2008 to July 2016, where he was responsible for instituting substantive and far-reaching changes via administrative, academic, student and outreach initiatives. From June 2007 to February 2008, Dr. Rudley served as the Interim Chancellor for the University of Houston System and the Interim President for the University of Houston. Dr. Rudley also served as the Vice Chancellor for Administration and Finance for the University of Houston System and Vice President for Administration and Finance for the University of Houston from June 2002 to June 2007, the Vice Chancellor for Business and Finance for the Tennessee Board of Regents from March 1995 to June 2002 and the Vice Chancellor for Administration and Finance for the University of Tennessee at Chattanooga from December 1992 to March 1995. From August 1991 to December 1992, Dr. Rudley served as a Senior Technical Advisor at the U.S. Department of Education. In addition to his experience in education, Dr. Rudley was a Manager at Arthur Andersen / Arlington McRae from 1978 to 1981 and a Senior Auditor at Coopers and Lybrand, Certified Public Accountants from 1973 to 1977. Dr. Rudley served on the board of directors and audit committee of AMSouth Bank from 1993 to 2002.
Dr. Rudley is a Certified Public Accountant in Texas, earned a bachelor’s degree in business administration from the University of Toledo and a M.Ed. and Ed.D. from Tennessee State University.

J. MICHAEL STINSON. Mr. Stinson has served on the Company's Board since May 2016. From November 2005 to July 2015, he served as a member of the Board of Directors of Harvest Natural Resources, Inc. From September 2006 to December 2011, Mr. Stinson was Chairman of TORP Terminal LP, the U.S. unit of a Norwegian LNG technology company. From 2004 to November of 2009, he served as a director of Enventure Global Technology, Inc., an oil equipment company, and as Chairman of their Audit and Finance Committee. From January 2005 to November 2009, he was Chairman of the Board of Paulsson Geophysical Services, Inc., a vertical seismic profiling technology company. From February through August 2004, Mr. Stinson served with the U.S. Department of Defense and the Coalition Provisional Authority as Senior Advisor to the Iraqi Ministry of Oil. From 1965 to 2003, Mr. Stinson was with Conoco and ConocoPhillips in a number of assignments in operations and management, including, starting in 1996, serving on the Management Committee and, most recently, as Senior Vice President - Government Affairs in which he was responsible for government relations with particular emphasis on developing and facilitating international business development opportunities in various countries. Previous positions included Senior Vice President - Business Development, Vice President - Exploration and Production, Chairman and Managing Director of Conoco (UK) Limited, Vice President/General Manager of International Production for Europe, Africa and the Far East, and President and Managing Director of Conoco Norway, Inc.

Mr. Stinson earned a Bachelor of Science degree in industrial engineering from Texas Tech University and a Masters of Business Administration from Arizona State University. He is a member of the Society of Petroleum Engineers.

JEAN-MICHEL MALEK. Mr. Malek has served as the Company’s Senior Vice President, General Counsel and Corporate Secretary since November 16, 2015 and was appointed as Interim Chief Executive Officer effective February 22, 2017. Mr. Malek was previously with CAMAC International Corporation, where he served as Executive Vice President and General Counsel from January 2011 to November 2015, Senior Vice President and General Counsel from January 2007 to January 2011, and from March 1997 to June 2003, and prior to that held positions as Vice President and General Counsel since joining CAMAC International Corporation in 1992. In these roles, he was responsible for all aspects of CAMAC International Corporation’s legal affairs around the world. Prior to joining CAMAC International Corporation, Mr. Malek was engaged in private practice with law firms in Houston and also held various positions as in-house counsel with multinational companies. He also has been an Adjunct Professor at the University of Houston Law Center where he taught a course on law and development in Africa. Mr. Malek holds a J.D. from the University of Texas School of Law and has a bachelor’s degree in philosophy from the University of Texas at Austin. From 2007 until 2012, he served as Honorary Consul of Namibia for the State of Texas.

DANIEL OGBONNA. Mr. Ogbonna has served as the Company’s Senior Vice President and Chief Financial Officer since September 10, 2015. Mr. Ogbonna was previously employed by CAMAC International Corporation where he served as Executive Vice President and Chief Strategy Officer since 2010 and led CAMAC International Corporation’s business development and merger and acquisition activities. At CAMAC International Corporation, Mr. Ogbonna was responsible for strategic planning, financial forecasting, acquisition analysis and securing funding for CAMAC International Corporation and its subsidiaries. Prior to CAMAC International Corporation, Mr. Ogbonna held roles at Limited Brands, Deloitte Consulting and JP Morgan Securities. Mr. Ogbonna holds an MBA from Harvard Business School, a master’s degree in mechanical engineering from the University of Michigan, Ann Arbor, and a bachelor's degree in mechanical engineering from Tennessee State University.
HEIDI WONG. Ms. Wong was appointed as Senior Vice President and Chief Administrative Officer in September 2013 and was appointed as Senior Vice President, Corporate Services in May 2016. She originally joined the Company in 2008 and served in various roles, including Vice President of Business Planning and Strategy and Managing Director of the Company’s China operations. As Managing Director of all China operations, she managed all aspects of in-country exploration operations, business development and government relations. Ms. Wong worked for more than two decades in business development, government liaison and commercial affairs in the Chinese energy market with both Texaco and Chevron. She held multiple key positions, including: Director of Marketing and Government Affairs for Texaco China, general representative for Texaco in Beijing prior to the Texaco-Chevron merger, Vice President of Business Development and External Affairs for ChevronTexaco China Energy Co. following the Texaco-Chevron merger. Ms. Wong holds an MBA from Wuhan University and is a current member of the Association of International Petroleum Negotiators and The Society of Petroleum Engineers.

CORPORATE GOVERNANCE
Our current corporate governance practices and policies are designed to promote stockholder value, and we are committed to the highest standards of corporate ethics and diligent compliance with financial accounting and reporting rules. Our Board provides independent leadership in the exercise of its responsibilities. Our management oversees a system of internal controls and compliance with corporate policies and applicable laws and regulations, and our employees operate in a climate of responsibility, candor and integrity.

Corporate Governance Guidelines

We and our Board are committed to high standards of corporate governance as an important component in building and maintaining stockholder value. To this end, we regularly review our corporate governance policies and practices to ensure that they are consistent with the high standards of other companies. We also closely monitor guidance issued or proposed by the SEC, as well as the emerging best practices of other companies. The current corporate governance guidelines are available on the Company’s website at www.erinenergy.com. Printed copies of these guidelines may be obtained, without charge, by contacting the Company at: Corporate Secretary, Erin Energy Corporation, 1330 Post Oak Boulevard, Suite 2250, Houston, Texas 77056.

Board and Board Committees

There are currently six directors serving on the Company’s Board: John Hofmeister, Dr. Lee Patrick Brown, William J. Campbell, Dudu Hlatshwayo, Ira Wayne McConnell and J. Michael Stinson. John Hofmeister, William J. Campbell and Ira Wayne McConnell, however, are retiring from the Board after completing their current term and will not be seeking reelection.

The Board has established three committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are comprised entirely of independent directors. From time to time, the Board may establish other committees. The Board has approved and adopted a written charter for each of the committees, which charters are available via the Company’s website at www.erinenergy.com. Printed copies of these charters may be obtained, without charge, by contacting the Company at: Corporate Secretary, Erin Energy Corporation, 1330 Post Oak Boulevard, Suite 2250, Houston, Texas 77056.

During the fiscal year ended December 31, 2016, the Board held a total of eight meetings. During 2016, all directors attended at least 75% of all Board meetings. We do not have a policy requiring Board members to attend the annual meeting of our stockholders. All members of the Board who were members of the Board on the date of our 2016 annual meeting of stockholders attended our 2016 annual meeting of stockholders.

Governance Structure

The Company’s Board appointed John Hofmeister to act as Chairman of the Board starting in May 2016. Effective the day of the Meeting, Mr. Hofmeister will retire from the Board and Frank C. Ingriselli, subject to his election, will assume the role of Chairman of the Board. As determined by the Board, Mr. Ingriselli will be, upon his election, an “independent director” as that term is defined in Section 803A of the NYSE MKT Company Guide and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
We encourage our stockholders to learn more about our Company’s governance practices at our website, www.erinenergy.com.
The Board’s Role in Risk Oversight
The Board oversees that the assets of the Company are properly safeguarded, that the appropriate financial and other controls are maintained and that the Company’s business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board’s oversight of the various risks facing the Company. In this regard, the Board seeks to understand and oversee critical business risks. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company’s business strategy. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive on a global basis and to achieve its objectives.

While the Board oversees risk management, Company management is charged with managing risk. The Company has robust internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board. The Board and the Audit Committee monitor and evaluate the effectiveness of the internal controls and the risk management program at least annually. Management communicates routinely with the Board, Board committees and individual Directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.
The Board implements its risk oversight function both as a whole and through committees. Much of the work is delegated to various committees, which meet regularly and report back to the full Board. All committees play significant roles in carrying out the risk oversight function. In particular:

•
The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, accounting and legal matters. The Audit Committee oversees the internal controls and external audit functions. The Audit Committee members meet separately with representatives of the independent auditing firm.

•
The Compensation Committee evaluates the risks and rewards associated with the Company’s compensation philosophy and programs. The Compensation Committee reviews and approves compensation programs with features that mitigate risk without diminishing the incentive nature of the compensation. Management discusses with the Compensation Committee the procedures that have been put in place to identify and mitigate potential risks in compensation.

•
The Nominating and Corporate Governance Committee oversees Company corporate governance matters in accordance with the Company’s Corporate Governance Guidelines, and establishes and maintains reasonable qualifications for persons serving as directors, identifies individuals qualified to become Board members, and nominates qualified candidates for election to the Board and appointments to fill vacancies on the Board.

Director Qualifications
Directors are responsible for overseeing the Company’s business consistent with their fiduciary duty to stockholders. This significant responsibility requires highly-skilled individuals with various qualities, attributes and professional experience. The Board believes that there are general requirements for service on the Company’s Board that are applicable to all directors and that there are other skills and experience that should be represented on the Board as a whole but not necessarily by each director. The Board and the Nominating and Corporate Governance Committee of the Board consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.
Qualifications for All Directors
In its assessment of each potential candidate, including those recommended by stockholders, the Nominating and Corporate Governance Committee considers the nominee’s judgment, integrity, experience, independence, understanding of the Company’s business or other related industries and such other factors the Nominating and Corporate Governance Committee determines are pertinent in light of the current needs of the Board. The Nominating and Corporate Governance Committee also takes into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

The Board and the Nominating and Corporate Governance Committee require that each director be a recognized person of high integrity with a proven record of success in his or her field. Each director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple cultures and a commitment to sustainability and to dealing responsibly with social issues. In addition to the qualifications required of all directors, the Board assesses intangible qualities, including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.
The Board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for Board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process.
Qualifications, Attributes, Skills and Experience to be Represented on the Board as a Whole
The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company’s current needs and business priorities. The Company’s services are performed in various countries around the world and significant areas of future growth are located outside of the United States. The Company’s business is truly global and multicultural. Therefore, the Board believes that international experience or specific knowledge of key geographic growth areas and diversity of professional experiences should be represented on the Board. The Company’s business is multifaceted and involves complex financial transactions in various countries. Therefore, the Board believes that the Board should include some Directors with a high level of financial literacy and some Directors who possess relevant business experience as a Chief Executive Officer or President. Our business involves complex technologies in a highly-specialized industry. Therefore, the Board believes that extensive knowledge of the Company’s business and the energy industry should be represented on the Board. The Company’s business also requires compliance with a variety of regulatory requirements across a number of countries and relationships with various governmental entities. Therefore, the Board believes that governmental, political or diplomatic expertise should be represented on the Board.

Summary of Qualifications of Director Nominees
Set forth below is a tabular disclosure of some of the specific qualifications, attributes, skills and experiences of our director nominees.

Frank C. Ingriselli	• Outside board and management experience with multiple public and private E&P companies including Blackhawk, PEDEVCO, Pacific Energy Development, PAP and Texaco

• Founder of Pacific Energy Development and PAP

• 36 years of experience in the energy industry, including in multiple management roles at Texaco and elsewhere with international exposure

• Outside board experience at a non-profit organization (Eurasia Foundation)

Mahmud Yayale Ahmed	• Extensive history of public service at the highest levels of the Nigerian government

• Former Secretary to the Government of the Federation, Minister of Defence and Head of Civil Service

Sakiru Adefemi (Femi) Ayoade	• Executive with over twenty years of both hands on and management experience across the full spectrum of the upstream oil and gas industry in Nigeria

• Extensive knowledge of investor and stakeholder relations management in Nigeria

Dr. Lee Patrick Brown	• Outside board and management experience as current Chairman and CEO of Brown Group International

• Leadership, governmental and political experience as former Mayor of the City of Houston, Director of the White House Office of National Drug Control Policy under President Clinton, Police Commissioner of New York City, Chief of Police in Houston and Commissioner of Public Safety in Atlanta, Georgia

• Academic/administration experience at major universities such as San Jose State University, Portland State University, Howard University, Texas Southern University and Rice University, and an honorary visiting professor at four universities in China

• Recognition by UC-Berkeley as 2004 Alumnus of the Year

Dudu Hlatshwayo	• Outside board experience with multiple companies including PIC, KZN Growth Fund, AFMETCO and the Land Bank

• Former partner at Ernst & Young

• Experience in key leadership positions in multiple companies, across multiple industries (Andisa Capital (Pty) Ltd., Transnet SOC Ltd, Telkom SA and ABSA Bank Limited)

• Leadership experience in corporate finance, business process re-engineering, organizational design, corporate strategy development and business planning, change management and program and project management

Dr. John Rudley	• Extensive leadership and academic experience, including serving for nine years as President of Texas Southern University.

• Certified Public Accountant with financial experience as a Vice Chancellor in finance-related positions for several large university systems and experience as a senior auditor and manager.

J. Michael Stinson
• Outside board experience as a director at Harvest Natural Resources, Chairman of the Board at TORP Terminal LP, Chairman of the Board at Paulsson Geophysical Services, Inc., and a director at Enventure Global Technology, Inc.

• Multi-national operational and leadership experience in upstream and mid-stream oil and gas industries with more than 37 years with ConocoPhillips and its predecessor company, Conoco, Inc.

• Extensive experience in business development, corporate planning and M&A activity as an executive at ConocoPhillips and as a director of numerous publicly traded companies

• Extensive experience in government relations and public relations as Senior Vice President - Government Relations for ConocoPhillips and as Senior Advisor to the Iraqi Ministry of Oil for the U.S. Department of Defense

Independent Directors
The Board has determined that the majority of the current directors are “independent directors” as that term is defined in Section 803A of the NYSE MKT Company Guide and Rule 10A-3 under the Exchange Act. The Board has determined that all current director nominees, except Sakiru Adefemi (Femi) Ayoade, are independent.
Audit Committee
The Board’s Audit Committee consists of Messrs. McConnell (Chairman), Campbell, until their retirement effective the day of the Meeting, Stinson and Ms. Hlatshwayo . The Board has determined that Messrs. McConnell, Campbell and Stinson and Ms. Hlatshwayo are “independent” within the meaning of Section 803A of the NYSE MKT Company Guide and Rule 10A-3 of the Exchange Act. Each current Audit Committee member meets NYSE MKT LLC’s (the “NYSE MKT”) financial literacy requirements. The Board named Mr. McConnell, who meets the NYSE MKT’s professional experience requirements, as its audit committee financial expert, as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC, and he will continue to serve in that role until his retirement effective as of the date of the Company’s 2017 annual stockholders’ meeting. Following Mr. McConnell’s retirement and subject to the election of the directors nominated herein, the Board will name a new financial expert from among the members of the Board appointed to the Audit Committee.
The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The primary function of the Audit Committee is to assist the Board by reviewing the financial information that will be provided to the stockholders and others, the preparation of our internal financial statements and our audit and financial reporting process, including internal control over financial reporting. In addition, our Audit Committee is responsible for maintaining free and open lines of communication among the Audit Committee, the independent auditors and management. Our Audit Committee consults with our management and independent auditors before the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of our financial affairs. The Audit Committee is also responsible for considering, appointing and establishing fee arrangements with our independent auditors and, if necessary, dismissing them. It is not responsible for preparing our financial statements or for planning or conducting the audits.
The Audit Committee met by telephone or in person six times in 2016. Meetings occurred after the end of each of the fiscal quarters ended December 31, 2015, March 31, 2016, June 30, 2016, and September 30, 2016, prior to public release of the financial statements for the respective periods. During 2016, all directors attended at least 75% of all Audit Committee meetings.
The Report of the Audit Committee regarding the audited financial statements of the Company for the year ended December 31, 2016 follows.
ERIN ENERGY CORPORATION
AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
AUDIT COMMITTEE REPORT

March 16, 2017

The Audit Committee of the Board has furnished the following report:
As noted in the Audit Committee’s charter, management of Erin Energy Corporation (the “Company”) is responsible for preparing the Company’s financial statements. The Company’s independent registered public accounting firm is responsible for auditing the financial statements. The activities of the Audit Committee are in no way designed to supersede or alter those traditional responsibilities. The Audit Committee’s role does not provide any special assurances with regard to the Company’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent registered public accounting firm.
The Audit Committee has reviewed and discussed with management and the independent accounting firm, as appropriate, (1) the audited financial statements and (2) management’s report on internal control over financial reporting and the independent accounting firm’s related opinions.
The Audit Committee has discussed with the independent registered public accounting firm, Pannell Kerr Forster of Texas, P.C., the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communication With Audit Committees, as amended (now AICPA, Professional Standards, Vol. 1. AU Section 380, Communication With Audit Committees), as adopted by the Public Company Accounting Oversight Board.
The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board, regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with Pannell Kerr Forster of Texas, P.C. the firm’s independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for 2016 for filing with the SEC.
Ira Wayne McConnell, Chairman
William J. Campbell, Member
Dudu Hlatshwayo, Member
J. Michael Stinson, Member
Compensation Committee
The Board’s Compensation Committee consists of Dr. Brown (Chairman) and Mr. Stinson and, until their retirement from the Board effective the day of the Meeting, Messrs. Campbell and McConnell. The Board has determined that Dr. Brown and Messrs. Campbell, McConnell and Stinson are each an “independent” director, as that term is defined in Section 803A of the NYSE MKT Company Guide and Rule 10A-3 under the Exchange Act.
The Compensation Committee is responsible for: (a) reviewing the Company’s compensation programs to determine that they effectively and appropriately motivate performance that is consistent with the Company’s business goals and tie executives’ financial interests to those of the stockholders; (b) assuring that the Chief Executive Officer’s annual objectives are consistent with the Company’s business goals and are explicit, and that performance against these objectives is reviewed annually; (c) defining, overseeing and ensuring that the Company develops and maintains a program of management succession planning, particularly with respect to the position of Chief Executive Officer; and (d) such other matters as are specifically delegated to the Compensation Committee by our Board from time to time or which are otherwise included in the Compensation Committee’s charter. The Compensation Committee has the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management.
The Compensation Committee may delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee. The Compensation Committee also has the authority to retain compensation consultants as it deems necessary. The Compensation Committee engaged an independent compensation consultant during the past fiscal year. The Compensation Committee engaged Longnecker & Associates, Inc. (“L&A” or the “Consultant”), an outside independent compensation consulting firm, to assist the Board and the Compensation Committee in crafting the total compensation program for certain executive officers for 2016 and to assist the Board in determining compensation for certain non-employee directors. In connection with its engagement,

L&A was tasked with, among other things, making recommendations to the Compensation Committee regarding an appropriate compensation peer group, assisting the Compensation Committee in establishing a competitive executive compensation program and making recommendations and providing analysis regarding the compensation of certain executive officers, including the Named Executive Officers, defined and discussed below under the section entitled “Compensation Discussion and Analysis.” The Chief Executive Officer makes recommendations concerning the performance and compensation of the Company’s other executive officers. The Compensation Committee assesses these recommendations and makes final determinations as to the amount and form of all executive officers’ and directors’ compensation.
All members of the Compensation Committee met four times in fiscal year 2016 by telephone or in person.
The Report of the Compensation Committee regarding the compensation program for the Company for the year ended December 31, 2016 follows.
ERIN ENERGY CORPORATION
COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS
COMPENSATION COMMITTEE REPORT

The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates such information.
The Compensation Committee of the Board has furnished the following report:
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included herein.

Dr. Lee Patrick Brown, Chairman
William J. Campbell, Member
Ira Wayne McConnell, Member
J Michael Stinson, Member
Nominating and Corporate Governance Committee
The Board’s Nominating and Corporate Governance Committee consists of Mr. Hofmeister (Chairman), until his retirement from the Board effective the day of the Meeting, and Dr. Brown and Ms. Hlatshwayo. The Board has determined that Mr. Hofmeister, Dr. Brown and Ms. Hlatshwayo are each an “independent” director, as that term is defined in Section 803A of the NYSE MKT Company Guide and Rule 10A-3 under the Exchange Act.
The Nominating and Corporate Governance Committee has the responsibility to oversee Company corporate governance matters in accordance with the Company’s Corporate Governance Guidelines and to identify, evaluate, recruit and recommend qualified candidates to our Board for nomination or election. Each of the director nominees is recommended and approved by the Nominating and Corporate Governance Committee. In addition, it is the responsibility of the Nominating and Corporate Governance Committee to make recommendations to the Board regarding the size and composition of the Board or any committee thereof, identify individuals believed to be qualified to become Board members or fill vacancies on committees of the Board, consistent with criteria approved by the Board, and to select, or recommend to the Board, the nominees to stand for election as directors at the annual meeting of stockholders. The Nominating and Corporate Governance Committee is also charged with monitoring our performance in meeting our obligations of fairness in internal and external matters and our principles of corporate governance, as well as such other matters that are specifically delegated to the Nominating and Corporate Governance Committee by the Board from time to time or which are otherwise included in the Nominating and Corporate Governance Committee’s charter.
The Board has an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills relevant to our business. The Nominating and Corporate Governance Committee selects candidates for directors based on their character, judgment, diversity of experience relevant to our business, business acumen and ability to act on behalf of all stockholders. Each director nominee is also selected based on his or her experience in management, accounting and finance, knowledge of industry and technology, personal and professional ethics and willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. For information about the specific minimum qualifications, qualities and skills that the Nominating and Corporate Governance Committee believes must be met by its director nominees, see “Corporate Governance–Director Qualifications” above.
During 2016, all directors attended at least 75% of all Nominating and Corporate Governance Committee meetings.
Code of Ethics
The Company has adopted a Code of Ethics and Business Conduct (the “Code”) applicable to the Company’s Chief Executive Officer, Chief Financial Officer and all other employees. Among other provisions, the Code sets forth standards for honest and ethical conduct, full and fair disclosure in public filings and stockholder communications, compliance with laws, rules and regulations, reporting of code violations and accountability for adherence to the Code. The text of the Code has been posted on the Company’s website at www.erinenergy.com. A copy of the Code can be obtained free of charge upon written request to: Corporate Secretary, Erin Energy Corporation, 1330 Post Oak Boulevard, Suite 2250, Houston, Texas 77056.
If the Company makes any amendment to, or grants any waivers of, a provision of the Code that applies to our principal executive officer or principal financial officer and that requires disclosure under applicable SEC rules, we intend to disclose such amendment or waiver and the reasons for the amendment or waiver on our website.
During the fiscal year ended December 31, 2016, there were no waivers of our Code of Ethics.
COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation
This Compensation Discussion and Analysis (“CD&A”) provides information about our compensation objectives, policies, and actions for our principal executive officer, our principal financial officer and our other three most highly-compensated executive officers for the year 2016. It is intended to place in perspective the information contained in the executive compensation tables that follow this discussion. This CD&A provides a general description of our compensation program and specific information about its various components.
Throughout this discussion, the following individuals are referred to as the Named Executive Officers (or “Named Executive Officers”) and are included in the Summary Compensation Table:

•	Jean-Michel Malek, Interim Chief Executive Officer, General Counsel and Corporate Secretary;

•	Dr. Kase Lukman Lawal, former Chairman and Chief Executive Officer;

•	Babatunde (Segun) Omidele, former Chief Executive Officer and Chief Operating Officer;

•	Daniel Ogbonna, Senior Vice President and Chief Financial Officer;

•	Heidi Wong, Senior Vice President and Chief Administrative Officer; and

•	Sakiru Adefemi (Femi) Ayoade, Vice President of Production Operations.

Compensation Objectives
Our future success and the ability to create long-term value for our stockholders depends on our ability to attract, retain, and motivate the most qualified individuals in the oil and gas industry. Our Board of Directors and our Compensation Committee believes that executive compensation programs should be designed to reward performance that supports our long-term strategy and achievement of our short-term goals. Our Compensation Committee has structured our executive compensation program to achieve the following key objectives:

•	compete effectively to attract and retain the highest quality people who will determine our long-term success;

•	align the interests of those individuals with those of our stockholders and long-term value creation;

•	tie some portion of compensation to the attainment of our annual and long-term performance targets that also take into account and reflect individual contributions;

•	ensure that performance based compensation does not encourage excessive risk taking; and

•	reflect the unique qualifications, skills, experience, and responsibilities of each individual.
Executive Compensation Decision Making Process
The Role of the Compensation Committee
The Board delegates to the Compensation Committee responsibility for establishing the compensation of its executive officers, pursuant to a written charter adopted by the Board and posted on the Company’s website at www.erinenergy.com. Each of the four members of the Compensation Committee meets the independence requirements contained in the NYSE MKT Company Guide. The Compensation Committee currently consists of four independent, non-management members of the Board: Dr. Lee Brown (Chairman), William Campbell, Ira Wayne McConnell and J. Michael Stinson.
The Compensation Committee is responsible for the oversight and administration of the Company’s base salary, annual incentive, long-term incentive compensation and benefit programs for executive officers. The Compensation Committee’s key compensation responsibilities are:

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to monitor the elements of compensation for the Chief Executive Officer and executive officers to determine whether such programs are properly achieving their intended purpose of aligning executive compensation and Company performance, and do not promote adverse risk-taking that could be detrimental to the Company or stockholders;

•
to ensure our compensation programs are able to attract, retain, and motivate qualified executive level talent that is fair, reasonable, and competitive for the purpose of increasing stockholder value;

•	to review the results of stockholder advisory votes on executive compensation and consider whether to make adjustments based on those advisory votes;

•	to assist in the establishment of corporate goals and objectives relating to the incentive compensation programs of the executive officers;

•	to review and make recommendations to the Board to approve any equity-based compensation plans that are not subject to stockholder approval;

•	to review and make recommendations to the Board to approve employment, severance, change-in-control, and retention agreements and amendments to those agreements;

•	to make recommendations to the Board regarding the adoption or modification of any stock ownership guidelines applicable to executive officers or directors; and

•	to monitor, assess and implement market competitive compensation for the Board.
The Compensation Committee believes that its members and the compensation consultant’s collective experiences and judgment are as important as the data it utilizes to assess our compensation programs. The Compensation Committee gives consideration to each executive officer’s personal contributions to the Company, their qualifications, and individual performance when assessing each executive’s compensation.
The Role of the Compensation Consultant
For fiscal year 2016, the Compensation Committee engaged L&A, an independent executive compensation consulting firm, to provide the Compensation Committee with market data and advice regarding certain executive and non-executive director compensation packages in our industry and to assess the market competitiveness of such packages. L&A has extensive experience in providing executive compensation advice, including specific experience in the oil and gas industry. The Compensation Committee took into consideration the discussions, guidance and compensation studies produced by L&A in order to make market competitive compensation decisions. L&A does not provide to the Compensation Committee any services or advice on matters unrelated to executive compensation and reports directly to and takes direction from the Chair of the Compensation Committee. The Compensation Committee has determined that the advice provided by L&A pursuant to executive compensation was free from any relationships that could impair the professional advice or compromise the integrity of the information and data provided to the Compensation Committee.
During 2016, representatives of L&A attended Compensation Committee meetings, met with the Compensation Committee without management being present and provided third-party data, analysis, advice and expertise on certain executive compensation and executive compensation programs. The Compensation Committee relied upon this data, L&A’s analyses of the data and its recommendations in establishing our compensation peer group, compensation programs and in establishing specific compensation amounts for our senior management, including the Named Executive Officers.
During the course of assisting the Compensation Committee, L&A generated reports that included a compilation of compensation data based upon our compensation peer group (discussed below) and particularized data for industry participants to the extent L&A determined that such additional data would prove useful in our compensation process. At the direction of the Compensation Committee, L&A also reviewed materials prepared by certain members of senior management and advised the Compensation Committee on the matters included in the materials, including the consistency of management proposals with the Compensation Committee’s compensation philosophy, programs and objectives.

Our Compensation Committee periodically reconsiders, with the advice and assistance of L&A, the composition of our compensation peer group and will recommend changes to so that it continues to reflect companies that we compete with for management talent. For example, the composition of our compensation peer group may change in response to, among other things, changes in our assets, revenues and market capitalization, as well as in response to business combinations involving members of our peer group. L&A advises us on the composition of our compensation peer group, and provides reports and analyses on compensation of the same type as previously discussed utilizing our compensation peer group. In connection with our Compensation Committee’s 2016 compensation processes, L&A was asked to revisit our compensation peer group and to suggest updates to the members of that group for 2016 compensation purposes, as discussed in more detail below.
Role of Management
Typically, our Chief Executive Officer plays a significant role in the compensation-setting process. Generally, he attends and participates in all Compensation Committee meetings (except executive sessions of the Compensation Committee or discussions involving his own compensation). Specifically, he:

•	evaluates the performance of our executive officers and other employees;

•	assists in establishing corporate performance goals and objectives and the related target levels; and

•	recommends base salary adjustments and equity awards for our executive officers (other than for himself).
The Compensation Committee considers, but is not bound to and does not always accept, our Chief Executive Officer’s recommendations with respect to the compensation of our executive officers. While the Compensation Committee seeks input primarily from our Chief Executive Officer and Chief Administrative Officer, it also consults with other executive officers to obtain recommendations with respect to our compensation programs, practices, and packages for executive officers and other employees. Other than participating in an annual evaluation process with our Chief Executive Officer and any discussions with the Compensation Committee, the other Named Executive Officers do not play a role in their own compensation determinations.
Our Compensation Peer Group
In developing our compensation structure, we review the compensation and benefit practices, as well as levels of pay, of a compensation peer group of companies selected by the Compensation Committee, with the assistance of L&A, from oil and natural gas exploration and development companies. The Compensation Committee considered relevant comparable data from the following list of 16 companies as representative of our peer group of companies, based on annual revenues, market capitalization, and total assets:

Approach Resources, Inc.	Bonanza Creek Energy, Inc.	BPZ Resources, Inc.	Callon Petroleum Company

Clayton Williams Energy, Inc.	EPL Oil & Gas, Inc.	Evolution Petroleum Corp.	Harvest Natural Resources, Inc.

Magnum Hunter Resources Corp.	Miller Energy Resources, Inc.	Northern Oil & Gas, Inc.	Resolute Energy Corp.

Sanchez Energy Corp.	Triangle Petroleum Corp.	VAALCO Energy, Inc.	Warren Resources, Inc.

In preparation for our 2016 compensation review, L&A compiled compensation data for the peer group from a variety of sources, including proxy statements and other publicly filed documents. L&A also provided published survey compensation data from multiple sources. This compensation data was then used to compare the compensation of our Named Executive Officers to our peer group of companies. This process was only applied for establishing the remuneration package of the CEO and Non-executive Chairman. We did not benchmark remuneration of other executives with our peer group because the Compensation Committee deemed that there was no significant change in the market situation that would trigger adjustment of the remuneration of executives.
We compete for executive talent capable of executing our business strategy and managing our business with a much broader industry group than our compensation peer group, including larger, more established industry participants. Our compensation practices also take into account, among other factors, corporate performance, projected growth in the Company, an executive’s experience and value to the Company, individual performance and the current competitive environment for talented management. Thus, from time to time, we may vary targeted compensation and the balance of each element of compensation relative to our compensation peer group depending on our assessment of these factors and our view of the most effective means of aligning executive compensation with the achievement of our business objectives under the circumstances. Accordingly, in response to our assessment of the factors enumerated above, for 2016 we targeted compensation at the 50th percentile of our 2016 compensation peer group. For 2017, based upon the same factors, we have maintained targeted compensation at the 50th percentile of our 2017 compensation peer group.
Our Compensation Committee considers our corporate performance as well as individual performance. As a general matter, in considering annual cash incentives, the Compensation Committee assigns a target percentage based upon corporate performance and other considerations and then assesses individual performance based on a predetermined matrix of factors; however, ultimately, any such award is entirely discretionary, as our Compensation Committee believes retaining discretion over the amount of such awards is imperative in light of the dynamic nature of the Company’s activities, the potential for rapid changes in the business environment and the limitations inherent in quantitative measures of performance under such circumstances.
Compensation of Named Executive Officers
2016 Executive Compensation Program Design
In order to achieve the objectives of our executive compensation program, we have developed a balanced compensation package consisting of:

•	base salary;

•	performance-based annual cash incentives;

•	long-term equity incentives; and

•	employment benefits and perquisites.
The combination of cash and equity is intended to balance the reward opportunities associated with short-term performance with the potential for achieving longer term results, as well as effective retention. From time to time, the Compensation Committee may vary the mix of compensation utilized, depending upon the Compensation Committee’s current view of the most efficacious method to provide incentives under current market conditions, taking into account the compensation practices of our compensation peer group and the advice of our independent compensation consultant. The Compensation Committee utilized information provided by L&A in the analysis of each component and the mix of these components as compared to our peer group. In addition, certain executive officers are provided with severance agreements, perquisites and benefits. Each one of these elements of compensation serves a particular purpose, as discussed below.
Based on its reviews of total compensation and such other factors, the Compensation Committee believes that the total compensation paid to the Named Executive Officers is reasonable. However, compensation practices and philosophy are an evolving practice and future changes may be made to take into account changed circumstances, practices, competitive environments and other factors.
Base Salary
Base salary is the fixed annual compensation we pay to each executive officer for performing specific job responsibilities. It represents the minimum income an executive officer may receive in any year. We pay each executive officer a base salary in order to:

•	recognize each executive officer’s unique value and contribution to the Company;

•	remain competitive for executive talent within our industry; and

•	reflect position and level of responsibility.

We seek to maintain executive base salary levels at or near the market midpoint, or 50th percentile, of our peer group based on benchmark company data compiled by L&A. The salary of the Chief Executive Officer is determined by the Compensation Committee, whereas the salaries of other executive officers are determined by the Compensation Committee with input and recommendations from the Chief Executive Officer. In addition to job responsibility and competitive market data, we give consideration to individual performance of the executive and internal pay equity relative to other executive officers within the Company. At the discretion of the Compensation Committee, salaries are generally reviewed annually as part of the Company’s performance review process. For 2016, base salaries were kept flat in recognition of the current commodity price environment and in keeping with the Company’s desire to remain competitive in the marketplace for executives.

Performance-Based Annual Cash Incentives

Annually, subsequent to year-end, the Compensation Committee reviews performance-based cash incentive compensation to determine to what extent the Compensation Committee would make annual incentive awards to its Named Executive Officers for the preceding fiscal year. We provide annual incentive compensation to our executive officers on a discretionary basis for the achievement of short-term corporate goals and to recognize individual and team achievements. The Compensation Committee reviews recommendations from the Chief Executive Officer. For 2016, in recognition of the current commodity price environment and the revenue shortfall, the consensus among the Named Executive Officers was to neither request nor receive a cash performance bonus.

Long-Term Equity Incentive

The Compensation Committee periodically reviews the performance of the executive officers of the Company and grants long-term equity compensation incentives under its 2009 Equity Incentive Plan. The Compensation Committee believes long-term incentive based equity compensation is an important component of our overall compensation program because it:

•	rewards for the achievement of long-term goals of the Company;

•	aligns our executives’ interests with the long-term interests of our stockholders;

•	encourages executive retention; and

•	conserves cash resources for the Company.
The Compensation Committee has the authority under the Equity Incentive Plan to award equity incentive compensation to our executive officers in such amounts and on such terms as the Compensation Committee determines appropriate in its sole discretion. The Compensation Committee reviewed L&A’s market analysis to determine the appropriate amount of equity to grant to its executive officers based on market competitive data, also taking into consideration Company performance, individual performance and retention concerns.
Since 2015, our long-term equity-based incentive compensation has included a performance shares award program. In deciding to utilize performance shares, we considered, with the input and advice of L&A, the compensation practices of our compensation peer group and other industry participants that utilize performance shares, taking into account our overall objective to provide incentives to our executive officers that are aligned with our stockholders and our business strategy. Performance shares are designed to provide our executive officers with incentive opportunities based on total stockholder return using a performance and vesting period of three years from the date of grant. The purpose of the awards is to reinforce our objectives for sustained long-term performance and value creation, to balance short- and long-term decision making and help provide competitive total compensation opportunities.
For 2016, 50% of long-term equity incentives for the executive officers consisted of performance shares, and 50% consisted of restricted stock. We felt this mix was appropriate based on peer group data and our view of the appropriate allocation of risks and rewards for executive officers based on their relative influence over our performance, as measured by stock price.
The Compensation Committee decided to utilize a single performance measure tied to total share return when compared to our compensation peer group. If our total share return is in the 100th percentile of our compensation peer group, the officers will be entitled to shares of common stock equal to 150% of the performance award. To achieve the Company’s targeted payout of 100% of the performance award, the total share return must be in the 75th percentile. If the total share return falls below the 38th percentile, our threshold payout, the executive officers will receive 0% of the performance award. For more detail on long-term equity compensation, please see “Grants of Plan-Based Awards in 2016.”

Employment Benefits and Perquisites

401(k) Plan

In 2007, the Company adopted a defined contribution 401(k) plan for its U.S. employees. All eligible employees, including the Named Executive Officers, may participate in our 401(k) plan. The plan is a tax-qualified, defined contribution retirement plan, which is designed to assist participants with saving for retirement. Eligible employees, including Named Executive Officers, are allowed to direct pre-tax contributions (up to an annual limit prescribed each year by the Internal Revenue Service) to the plan from their compensation. The Company makes matching contributions equal to the amount of 200% of each employee’s contribution, up to a maximum of 6% of compensation each pay period. Company contributions are immediately vested to the employee.
Perquisites and Other Personal Benefits
We provide the Named Executive Officers with perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with the overall compensation program to better enable us to attract and retain our employees for key positions. The Compensation Committee has determined that the following other perquisites are reasonable for some or all of our Named Executive Officers, including: health and welfare benefits and premiums on life insurance. Attributed costs of the personal benefits and perquisites that are described above for the Named Executive Officers for the fiscal year ended December 31, 2016 are included in the “Summary Compensation Table”. The general benefits offered to our Named Executive Officers are reviewed by our Compensation Committee each year in conjunction with the annual review of executive officer compensation.
Employment Agreements and Post-Termination Benefits

The Company has entered into employment agreements or compensation arrangements with some of its executive officers, as described below.

Employment Agreement with Jean-Michel Malek

Effective November 16, 2015, the Company and Mr. Malek entered into an Employment Offer Letter (the “Malek Employment Agreement”) pursuant to which Mr. Malek became a full-time employee of the Company as Senior Vice President, General Counsel and Corporate Secretary. Subsequently, the Board appointed Mr. Malek as the Company’s Interim Chief Executive Officer effective February 22, 2017. Pursuant to the Malek Employment Agreement, Mr. Malek receives an annual base salary of $291,000. Additionally, Mr. Malek received (i) a one-time stock option award of 133,334 shares of the Company’s common stock, vesting in 1/3 annual installments on each of the first three anniversaries of the date of hire, and (ii) a one-time award of 29,167 restricted shares of the Company’s common stock, vesting 50% on each of the first two anniversaries of the date of hire, subject in each case to Mr. Malek’s continued service on such anniversary dates. Both the option award and restricted stock award were made under the Company’s 2009 Equity Incentive Plan. Mr. Malek is also eligible for a discretionary cash performance bonus each year targeted at between 0% and 100% of his then-current base salary, as well as additional equity grants, at the discretion of the Company’s Board. In addition, if the Company terminates Mr. Malek’s employment without Cause (as defined in the Malek Employment Agreement), (i) the Company must pay to Mr. Malek an amount equal to the base salary plus target annual bonus as determined by the Board for the year of termination, (ii) any outstanding restricted stock and stock options will have their vesting period immediately accelerated by 12 months, with all vested Company stock options (including accelerated options) remaining exercisable for a period of 12 months following the date of separation, in exchange for a full release of all claims against the Company and its related parties, and (iii) the Company will reimburse Mr. Malek for up to 12 months for the excess, if any, of his cost of COBRA Continuation Coverage under the Company’s group medical plan above the amount Mr. Malek would have paid for such coverage had Mr. Malek remained an employee of the Company. If the Company terminates Mr. Malek’s employment, he may not, either directly or indirectly, (i) in any manner, utilize or disclose to any person, firm, corporation, association or other entity any confidential information of the Company, (ii) own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any businesses in competition with the Company or materially adverse to the Company (unless the Board shall have authorized such activity and the Company shall have consented thereto in writing) for a period of one year following such termination, (iii) through another entity induce or otherwise attempt to influence any employee of the Company to leave the Company’s employment or in any way interfere with the relationship between the Company and any employee thereof for a period of one year following such termination and (iv) induce or attempt to induce any customer, supplier, licensee, joint venture partner, shareholder, licensor or other business relation of the Company to cease doing business with the Company or in any way interfere with the relationship between any such customer, supplier, licensee, joint venture partner, shareholder, licensor or business relation of the Company for a period of one year following such termination.

Employment Agreement with Babatunde (Segun) Omidele

Effective September 1, 2011, the Company and Mr. Omidele entered into an Employment Offer Letter (the “Omidele Employment Agreement”) pursuant to which Mr. Omidele became a full-time employee of the Company as Senior Vice President, Business Development & New Ventures. Pursuant to the Omidele Employment Agreement, Mr. Omidele receives an annual base salary of $280,000. Additionally, Mr. Omidele received (i) a one-time stock option award of 133,334 shares of the Company’s common stock, vesting in 1/3 annual installments on each of the first three anniversaries of the date of hire, and (ii) a one-time award of 71,015 restricted shares of the Company’s common stock, vesting 50% on each of the first two anniversaries of the date of hire, subject in each case to Mr. Omidele’s continued service on such anniversary dates. Both the option award and restricted stock award were made under the Company’s 2009 Equity Incentive Plan. Mr. Omidele is also eligible for a discretionary cash performance bonus each year targeted at between 0% and 100% of his then-current base salary, as well as additional equity grants, at the discretion of the Company’s Board. In addition, if the Company terminates Mr. Omidele’s employment without Cause (as defined in the Omidele Employment Agreement), (i) the Company must pay to Mr. Omidele an amount equal to the base salary plus target annual bonus as determined by the Board for the year of termination, (ii) any outstanding restricted stock and stock options will have their vesting period immediately accelerated by 12 months, with all vested Company stock options (including accelerated options) remaining exercisable for a period of 12 months following the date of separation, in exchange for a full release of all claims against the Company and its related parties, and (iii) the Company will reimburse Mr. Omidele for up to 12 months for the excess, if any, of his cost of COBRA Continuation Coverage under the Company’s group medical plan above the amount Mr. Omidele would have paid for such coverage had Mr. Omidele remained an employee of the Company. If the Company terminates Mr. Omidele’s employment, he may not, either directly or indirectly, (i) in any manner, utilize or disclose to any person, firm, corporation, association or other entity any confidential information of the Company, (ii) own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any businesses in competition with the Company or materially adverse to the Company (unless the Board shall have authorized such activity and the Company shall have consented thereto in writing) for a period of one year following such termination, (iii) through another entity induce or otherwise attempt to influence any employee of the Company to leave the Company’s employment or in any way interfere with the relationship between the Company and any employee thereof for a period of one year following such termination and (iv) induce or attempt to induce any customer, supplier, licensee, joint venture partner, shareholder, licensor or other business relation of the Company to cease doing business with the Company or in any way interfere with the relationship between any such customer, supplier, licensee, joint venture partner, shareholder, licensor or business relation of the Company for a period of one year following such termination.

Effective February 22, 2017, the Board accepted Mr. Omidele’s resignation as the Company’s Chief Executive Officer.

Employment Agreement with Daniel Ogbonna

Effective September 10, 2015, the Company and Mr. Ogbonna entered into an Employment Offer Letter (the “Ogbonna Employment Agreement”) pursuant to which Mr. Ogbonna became a full-time employee of the Company as Senior Vice President and Chief Financial Officer. Pursuant to the Ogbonna Employment Agreement, Mr. Ogbonna receives an annual base salary of $295,000. Additionally, Mr. Ogbonna received (i) a one-time stock option award of 133,334 shares of the Company’s common stock, vesting in 1/3 annual installments on each of the first three anniversaries of the date of hire, and (ii) a one-time award of 29,167 restricted shares of the Company’s common stock, vesting 50% on each of the first two anniversaries of the date of hire, subject in each case to Mr. Ogbonna’s continued service on such anniversary dates. Both the option award and restricted stock award were made under the Company’s 2009 Equity Incentive Plan. Mr. Ogbonna is also eligible for a discretionary cash performance bonus each year targeted at between 0% and 100% of his then-current base salary, as well as additional equity grants, at the discretion of the Company’s Board. In addition, if the Company terminates Mr. Ogbonna’s employment without Cause (as defined in the Ogbonna Employment Agreement), (i) the Company must pay to Mr. Ogbonna an amount equal to the base salary plus target annual bonus as determined by the Board for the year of termination, (ii) any outstanding restricted stock and stock options will have their vesting period immediately accelerated by 12 months, with all vested Company stock options (including accelerated options) remaining exercisable for a period of 12 months following the date of separation, in exchange for a full release of all claims against the Company and its related parties, and (iii) the Company will reimburse Mr. Ogbonna for up to 12 months for the excess, if any, of his cost of COBRA Continuation Coverage under the Company’s group medical plan above the amount Mr. Ogbonna would have paid for such coverage had Mr. Ogbonna remained an employee of the Company. If the Company terminates Mr. Ogbonna’s employment, he may not, either directly or indirectly, (i) in any manner, utilize or disclose to any person, firm, corporation, association or other entity any confidential information of the Company, (ii) own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any businesses in competition with the Company or materially adverse to the Company (unless the Board shall have authorized such activity and the Company shall have consented thereto in writing) for a period of one year following such termination, (iii) through another entity induce or otherwise attempt to influence any employee of the Company to leave the Company’s employment or in any way interfere with the relationship between the Company and any employee thereof for a period of one year following such termination and (iv) induce or attempt to induce any customer, supplier, licensee, joint venture partner, shareholder, licensor or other business relation of the Company to cease doing business with the Company or in any way interfere with the relationship between any such customer, supplier, licensee, joint venture partner, shareholder, licensor or business relation of the Company for a period of one year following such termination.

Employment Agreement with Heidi Wong

Effective September 1, 2013, the Company and Ms. Wong entered into an Executive Offer Letter (the “Wong Employment Agreement”) which replaced and superseded the prior employment agreement, dated as of November 24, 2013, between Ms. Wong and the Company. Pursuant to the Wong Employment Agreement, while serving as Senior Vice President and Chief Administrative Officer, Ms. Wong receives an annual base salary of $250,000. Additionally, Ms. Wong received (i) a one-time stock option award of 324,640 shares of the Company’s common stock effective August 21, 2013, vesting in 1/3 annual installments on each of the first three anniversaries of such date, and (ii) a one-time award of 71,015 restricted shares of the Company’s common stock, vesting 50% on each of the first two anniversaries of such date, subject in each case to Ms. Wong’s continued service on such anniversary dates. Both the option award and restricted stock award were made under the Company’s 2009 Equity Incentive Plan. Ms. Wong is also eligible for a discretionary cash performance bonus each year targeted at between 0% and 100% of her then-current base salary, as well as additional equity grants, at the discretion of the Company’s Board. In addition, if the Company terminates Ms. Wong’s employment without Cause (as defined in the Wong Employment Agreement), (i) the Company must pay to Ms. Wong an amount equal to the base salary plus target annual bonus as determined by the Board for the year of termination, (ii) any outstanding restricted stock and stock options will have their vesting period immediately accelerated by 12 months, with all vested Company stock options (including accelerated options) remaining exercisable for a period of 12 months following the date of separation, in exchange for a full release of all claims against the Company and its related parties, and (iii) the Company will reimburse Ms. Wong for up to 12 months for the excess, if any, of her cost of COBRA Continuation Coverage under the Company’s group medical plan above the amount Ms. Wong would have paid for such coverage had Ms. Wong remained an employee of the Company. If the Company terminates Ms. Wong’s employment, she may not, either directly or indirectly, (i) in any manner, utilize or disclose to any person, firm, corporation, association or other entity any confidential information of the Company, (ii) own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any businesses in competition with the Company or materially adverse to the Company (unless the Board shall have authorized such activity and the Company shall have consented thereto in writing) for a period of one year following such termination, (iii) through another entity induce or otherwise attempt to influence any employee of the Company to leave the Company’s employment or in any way interfere with the relationship between the Company and any employee thereof for a period of one year following such termination and (iv) induce or attempt to induce any customer, supplier, licensee, joint venture partner, shareholder, licensor or other business relation of the Company to cease doing business with the Company or in any way interfere with the relationship between any such customer, supplier, licensee, joint venture partner, shareholder, licensor or business relation of the Company for a period of one year following such termination.

In May 2016. Ms. Wong was appointed Senior Vice President, Corporate Services.

Employment Agreement with Sakiru Adefemi (Femi) Ayoade

Effective September 1, 2011, the Company and Mr. Ayoade entered into an Offer Letter (the “Ayoade Employment Agreement”) pursuant to which Mr. Ayoade became a full-time employee of the Company as Engineer. Effective April 1, 2014, Mr. Ayoade was promoted to Country Manager for Nigeria Operations and effective May 16, 2016, became Vice President of Production Operations, receiving an annual base salary of $241,500. Additionally, Ms. Ayoade received (i) a one-time stock option award of 40,580 shares of the Company’s common stock effective February 21, 2014, vesting in 1/3 annual installments on each of the first three anniversaries of such date, and (ii) a one-time award of 40,580 restricted shares of the Company’s common stock, vesting 50% on each of the first two anniversaries of such date, subject in each case to Mr. Ayaode’s continued service on such anniversary dates. Both the option award and restricted stock award were made under the Company’s 2009 Equity Incentive Plan. Mr. Ayoade is also eligible for a discretionary cash performance bonus each year targeted up to 20% of his then-current base salary.

Accounting and Tax Considerations

Section 162(m) of the Internal Revenue Code, as amended, generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid to any executive officer unless such compensation is paid pursuant to a qualified performance-based compensation plan. All compensation awarded to our executive officers in 2016 is expected to be tax deductible. The Board considers such deductibility and the potential cost to the Company when granting awards and considering salary changes.

The Company accounts for equity awards under the provisions of Accounting Standards Codification Topic 718, Stock Compensation (ASC 718). The Company charges the estimated fair value of option and restricted stock awards to income over the time of service provided by the employee to earn the award, typically the vesting period. The fair value of options is measured using the Black-Scholes option pricing model. The fair value of non-vested stock awards issued under the Company’s 2007 Stock Plan was measured by the fair market value of common stock of the Company determined in accordance with the 2007 Stock Plan as the mean between the representative bid and asked prices on the close of business the day immediately prior to the grant date as reported by Pink Sheets LLC, with no discount for vesting period or other restrictions. The fair value of non-vested stock awards issued under the Company’s 2009 Equity Incentive Plan is measured by the fair market value of common stock of the Company determined in accordance with the 2009 Equity Incentive Plan as the closing sales price for such stock as quoted on the NYSE MKT exchange on the date of grant, with no discount for vesting period or other restrictions. The compensation expense to the Company under ASC 718 is one of the factors the Board considers in determining equity awards to be granted, and also may influence the vesting period chosen.
Other Compensation Policies

Stock Ownership Guidelines

In May 2014, the Board established stock ownership guidelines for each of the non-employee directors of the Company and any executive officers of the Company that such non-employee directors or executive officers must retain at least 60% of each stock award for an additional three years after such award becomes fully vested. These stock ownership guidelines apply to all stock awards vesting after May 2014.

Securities Trading Policy

Our securities trading policy provides that executive officers, including the Named Executive Officers, and our directors, may not, among other things, purchase or sell Company stock except during certain windows of time and under the other conditions contained in our policy.

Summary Compensation Table
The following table sets forth information concerning the annual compensation for our Named Executive Officers during the fiscal years ended December 31, 2016, 2015 and 2014.
SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(3)(4)	Option Awards ($)(3)	All other Compensation ($)		Total ($)
Jean-Michel Malek	2016	291,000		—		272,813	—	10,655	(7)	574,468
Interim Chief Executive Officer,	2015	36,375		—		111,710	267,649	—		415,734
General Counsel and	2014	—		—		—	—	—		—
Corporate Secretary (4)
										—
Dr. Kase Lukman Lawal	2016	—		—		760,000	—	—		760,000
Former Chairman and	2015	400,000	(1)	—		400,000	—	—		800,000
Chief Executive Officer (12)	2014	333,333		266,667	(2)	1,169,231	—	—		1,769,231
										—
Babatunde (Segun) Omidele	2016	329,936		—		337,500	—	116,628	(7)(10)	784,064
Former Chief Executive Officer (6)	2015	300,000		—		337,500	—	18,000	(7)	655,500
	2014	300,000		105,000		225,000	170,962	17,250	(7)	818,212
										—
Daniel Ogbonna	2016	295,000		—		331,875	—	—		626,875
Senior Vice President and	2015	90,580		—		118,126	289,338	—		498,044
Chief Financial Officer (8)	2014	—		—		—	—	—		—
										—
Heidi Wong	2016	250,000		—		234,375	—	51,658	(7)(11)	536,033
Senior Vice President,	2015	250,000		—		234,375	—	15,000	(7)	499,375
Corporate Services (9)	2014	250,000		87,500		91,146	69,256	15,000	(7)	512,902

Sakiru Adefemi (Femi) Ayoade	2016	236,708		13,255		17,244	—	12,995		280,202
Vice President of Production	2015	—		—		—	—	—		—
Operations (13)	2014	—		—		—	—	—		—

1)	Dr. Lawal began receiving compensation for serving as Chairman and Chief Executive Officer in March 2014.

2)
Represents bonus awarded by the Board and the Compensation Committee in the designated fiscal year and paid in the following year. Dr. Lawal received restricted shares of common stock in lieu of cash for his 2014 annual performance bonus.

3)
Represents the grant date fair value of restricted common stock and options awards for each of the years presented. The assumptions used in estimating the grant date fair value of option awards are found in the Notes to Consolidated Financial Statements, Note 12 - Stock Based Compensation in the Company’s 2016 Annual Report on Form 10-K.

4)	Mr. Malek was appointed Senior Vice President, General Counsel and Corporate Secretary effective November 16, 2015 and Interim Chief Executive Officer effective February 22, 2017.

5)
A portion of stock awards pertain to the grant date fair value of performance-based restricted stock unit awards granted to officers starting in 2015. These grants will vest if the individuals remain employed three years from the date of grant and the Company achieves specific performance objectives at the end of the designated performance period.

6)	Mr. Omidele was appointed Chief Executive Officer effective May 26, 2016, and he resigned effective February 22, 2017.

7)	Represents Company 401(k) plan contributions in the respective years, provided on the same basis as for all U.S. employees.

8)	Mr. Ogbonna was appointed Chief Financial Officer effective September 10, 2015.

9)	Ms. Wong was appointed Senior Vice President and Chief Administrative Officer in September 2013 and Senior Vice President, Corporate Services in May 2016.

10)	Includes $98,582 of compensation in lieu of unexercised stock options during 2016.

11)	Includes $36,658 of compensation in lieu of unexercised stock options during 2016.

12)	Dr. Lawal retired as the Chairman of the Board and the Chief Executive Officer effective May 26, 2016.

13)	Mr. Ayoade was appointed Vice President of Production Operations in May 2016, and is nominated as a director as of the date of this Proxy Statement.

Grants of Plan-Based Awards in 2016
The following table sets forth information concerning grants of plan-based awards to Named Executive Officers under the 2009 Equity Incentive Plan and approved by the Compensation Committee of the Board during fiscal year 2016.
GRANTS OF PLAN-BASED AWARDS IN 2016

		Estimated Future Payouts Under Equity Incentive Plan Awards (1)
Name	Grant Date	Threshold	Target	Maximum	Stock Awards: Number of Shares of Common Stock (#)		Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Stock and Option Awards ($/Share)(4)	Closing Stock Price on Date of Awards ($/Share)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Jean-Michel Malek	2/17/2016	—	—	—	83,048	(2)	—	2.19	2.19	181,875
	2/17/2016	24,914	83,048	124,572	83,048	(1)	—	2.19	2.19	90,938

Dr. Kase L. Lawal	2/17/2016	—	—	—	182,648	(6)	—	2.19	2.19	400,000
	2/17/2016	54,794	182,648	273,972	182,648	(1)	—	2.19	2.19	200,000
	3/31/2016	—	—	—	53,191	(6)	—	1.88	1.88	100,000
	5/25/2016	—	—	—	28,571	(6)	—	2.10	2.10	60,000

Babatunde (Segun)	2/17/2016	—	—	—	102,740	(2)	—	2.19	2.19	225,000
Omidele	2/17/2016	30,822	102,740	154,110	102,740	(1)	—	2.19	2.19	112,500

Daniel Ogbonna	2/17/2016	—	—	—	101,027	(2)	—	2.19	2.19	221,250
	2/17/2016	30,308	101,027	151,541	101,027	(1)	—	2.19	2.19	110,625

Heidi Wong	2/17/2016	—	—	—	71,347	(2)	—	2.19	2.19	156,250
	2/17/2016	21,404	71,347	107,021	71,347	(1)	—	2.19	2.19	78,125

Sakiru Adefemi	2/17/2016	—	—	—	7,874	(2)	—	2.19	2.19	17,244
(Femi) Ayoade

1)
Represents performance-based restricted stock awards that can be earned over a three-year period only if the established performance target is met and the Named Executive Officers is employed on the vesting date, subject to certain exceptions such as the executive’s death or disability. If performance plan goals are exceeded, the Named Executive Officers can receive up to 150% of target. If plan threshold goals are not met, the Named Executive Officer’s awards are cancelled in their entirety.

2)	Represents shares of restricted stock. The shares vest 50% on the one year anniversary of the grant date and 50% on the two year anniversary of the grant date, subject to continued service.

3)	Represents grant of stock options. Vesting in one-third annual installments on the grant date anniversary, subject to continued service.

4)	The exercise or the base price of restricted stock and option awards is equal to the closing price of the Company’s common stock as reported by the NYSE MKT on the grant date.

5)	Aggregate grant date fair value of restricted stock and stock options computed in accordance with ASC Topic 718.

6)	Represents shares of stock issued to Dr. Lawal that immediately vest. These shares represent salary earned during 2016 and were issued in lieu of cash.
2007 Stock Plan
The Company’s Board and stockholders approved and adopted the 2007 Stock Plan on May 7, 2007 (the “2007 Plan”). The 2007 Plan provides for the grant of restricted stock, incentive and/or non-qualified options, and stock appreciation rights (“SARs”) to employees, directors and consultants of the Company to purchase up to an aggregate of 666,667 shares of common stock. Upon adoption of the 2009 Equity Incentive Plan by the Board in June 2009, the Company’s Board resolved to (i) discontinue further grants and awards of equity securities under the 2007 Plan, except the issuance of Company stock upon exercise of issued and outstanding options issued pursuant to the 2007 Plan, and (ii) amend the 2007 Plan to reduce the number of shares available for issuance under the 2007 Plan to 437,000 from 666,667, and to further reduce the number of shares available for issuance thereunder by such number of shares that from time to time may be returned for issuance under the 2007 Plan upon expiration or termination of any option issued thereunder or repurchase of any restricted stock issued thereunder, and to return all such shares to the Company’s treasury.
The purpose of the 2007 Plan was to provide participants with incentives that would encourage them to acquire a proprietary interest in, and continue to provide services to, the Company, and to attract new employees, directors and consultants with outstanding qualifications. The 2007 Plan is administered by the Compensation Committee on behalf of the Board which has discretion to select optionees and to establish the terms and conditions of each option, subject to the provisions of the 2007 Plan.
Pursuant to the 2007 Plan, the Company could from time to time grant its employees, directors and consultants restricted stock and options to purchase shares of, and SARs with respect to, the Company’s common stock at exercise prices determined by the Board. The exercise price of incentive stock options may not be less than 110% of the fair market value of common stock as of the date of grant. The Internal Revenue Code currently limits to $100,000 the aggregate value of common stock that may be acquired in any one year pursuant to incentive stock options under the 2007 Plan or any other option plan adopted by the Company. Nonqualified options could be granted under the 2007 Plan at an exercise price of not less than 85% of the fair market value of the common stock on the date of grant. Nonqualified options could be granted without regard to any restriction on the amount of common stock that could be acquired pursuant to such options in any one year. Options may not be exercised more than ten years after the date of grant. All stock options are non-transferrable by the grantee (other than upon the grantee’s death) and may be exercised only by the optionee during his service to the Company as an employee, director or consultant or for a specified period of time following termination of such service. The aggregate number of shares of common stock issuable under the 2007 Plan, the number of shares of stock, options and SARs outstanding, and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends.

Pursuant to the 2007 Plan, in the event of a pending or threatened takeover bid, tender offer or exchange offer for twenty percent (20%) or more of the outstanding common stock or any other class of stock or securities of the Company (other than a tender offer or exchange offer made by the Company or any of its subsidiaries), whether or not deemed a tender offer under applicable federal or state law, or in the event that any person makes any filing under Section 13(d) or 14(d) of the Exchange Act with respect to the Company, other than a filing on Form 13G or Form 13D, the Board may in its sole discretion, without obtaining stockholder approval, take one or more of the following actions to the extent not inconsistent with other provisions of the 2007 Plan: (a) accelerate the exercise dates of any outstanding option or SAR, or make the option or SAR fully vested and exercisable; (b) pay cash to any or all holders of options or SARs in exchange for the cancellation of their outstanding options or SARs; or (c) make any other adjustments or amendments to the 2007 Plan and outstanding options or SARs and substitute new options or SARs for outstanding options or SARs.
In general, upon the termination of service to the Company as an employee, director or consultant of an optionee or restricted stock or SAR recipient, all options, shares of restricted stock and SARs granted to such person that have not yet vested will immediately terminate, and those options and SARs that have vested as of the date of termination will be exercisable for 90 days after such termination date (12 months in the case of termination by reason of death or disability).
As of December 31, 2016, options to purchase an aggregate of 337,819 shares of common stock and restricted stock grants of an aggregate of 468,903 shares of common stock had been issued under the 2007 Plan, net of forfeiture and cancellations. The 2007 Plan terminates on May 7, 2017.

2009 Equity Incentive Plan
The Company’s Board approved and adopted the 2009 Equity Incentive Plan on June 3, 2009 (as amended, the “2009 Plan”), and the Company’s stockholders approved and adopted the 2009 Plan on July 21, 2009. The Company’s Board approved and adopted an amendment to the 2009 Plan on April 11, 2011, and the Company’s stockholders approved and adopted such amendment on June 24, 2011, that increased the number of shares that may be granted during the life of the 2009 Plan by 1,000,000. The Company’s Board approved and adopted a second amendment to the 2009 Plan on November 18, 2013, and the Company’s stockholders approved and adopted such amendment on February 13, 2014, that increased the number of shares that may be granted during the life of the 2009 Plan by 14,666,667. As amended, the 2009 Plan provides for the grant of restricted stock, incentive and/or non-qualified options, and restricted stock units (“RSUs”), performance units, performance shares and SARs to employees, directors and consultants of the Company to purchase up to an aggregate of 16,666,667 shares of common stock. The purposes of the 2009 Plan are: to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants, and to promote the success of the Company’s business. The 2009 Plan is administered by the Compensation Committee on behalf of the Board, which has the authority to determine the specific terms and conditions of all awards granted under the 2009 Plan, including, without limitation, the number of shares subject to each award, the price to be paid for the shares and the applicable vesting criteria. The administrator has discretion to make all other determinations necessary or advisable for the administration of the Plan.
Pursuant to the 2009 Plan, the Company may from time to time grant its employees, directors and consultants restricted stock and options to purchase shares of, and SARs, RSUs, performance shares and performance units, with respect to, the Company’s common stock at exercise prices determined by the Board. The exercise price of incentive stock options may not be less than 100% (110% in the case of an owner of 10% or more of Company common stock) of the fair market value of common stock as of the date of grant. The Internal Revenue Code currently limits to $100,000 the aggregate value of common stock that may be acquired in any one year pursuant to incentive stock options under the 2009 Plan or any other option plan adopted by the Company. Nonqualified options may be granted under the 2009 Plan at an exercise price of not less than 85% of the fair market value of the common stock on the date of grant. Nonqualified options may be granted without regard to any restriction on the amount of common stock that may be acquired pursuant to such options in any one year. Options may not be exercised more than ten years after the date of grant. All stock options are non-transferable by the grantee (other than upon the grantee’s death) and may be exercised only by the optionee during his service to the Company as an employee, director or consultant or for a specified period of time following termination of such service. The aggregate number of shares of common stock issuable under the 2009 Plan, the number of shares of stock, options, SARs, RSUs, performance units and performance shares outstanding, and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends.
In general, upon the termination of service to the Company of an optionee or 2009 Plan award recipient as an employee, director or consultant, all options, shares of restricted stock, SARs, RSUs, performance shares and performance units (collectively, “2009 Plan Awards”) granted to such person that have not yet vested will immediately terminate, and those 2009 Plan Awards that have vested as of the date of termination will be exercisable for 90 days after such termination date (12 months in the case of termination by reason of death or disability).

In the event of the proposed dissolution or liquidation of the Company, the Company will notify each 2009 Plan participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, a 2009 Plan Award will terminate immediately prior to the consummation of such proposed action. In the event of a merger or change in control of the Company, any or all outstanding 2009 Plan Awards issued may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all participants. In the alternative, the successor corporation may substitute equivalent awards or provide substantially similar consideration to participants as was provided to stockholders (after taking into account the existing provisions of the awards). The successor corporation may also issue, in place of outstanding shares of the Company held by the 2009 Plan participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the participant. In the event that the successor corporation does not assume or substitute for the 2009 Plan Award, unless the administrator provides otherwise, the participant will fully vest in and have the right to exercise all of his or her outstanding option awards, including shares as to which such option awards would not otherwise be vested or exercisable, all restrictions on restricted stock and restricted stock units will lapse, and, with respect to performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.
As of December 31, 2016, options to purchase an aggregate of 2,027,566 shares of common stock and restricted stock grants of an aggregate of 6,044,248 shares of common stock had been issued under the 2009 Plan, net of forfeitures and cancellations. The 2009 Plan terminates on June 3, 2019.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth information concerning outstanding equity awards held by each of the Named Executive Officers as of December 31, 2016.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares That Have Not Vested (#)		Market Value of Shares That Have Not Vested ($)(2)
Jean-Michel Malek	44,444	88,890	(4)	3.83	11/16/2020	—		—
	—	—		—	—	97,632	(5)	297,778
	—	—		—	—	83,048	(6)	253,296

Dr. Kase L. Lawal	—	—		—	—	238,907	(6)	728,666
	—	—		—	—	295,165	(6)	900,253

Babatunde (Segun) Omidele	113,624	—		2.16	2/28/2017	—		—
	212,835	—		1.74	4/8/2018	—		—
	59,524	29,762	(3)	3.42	2/21/2019	—		—
	—	—		—	—	150,208	(5)	458,134
	—	—		—	—	197,676	(6)	602,912

Daniel Ogbonna	44,444	88,890	(4)	4.05	9/10/2020	—		—
	—	—		—	—	115,611	(5)	352,614
	—	—		—	—	101,027	(6)	308,132

Heidi Wong	6,087	—		1.56	12/9/2018	—		—
	40,580	—		1.50	1/1/2018	—		—
	324,640	—		1.74	8/21/2018	—		—
	24,112	12,057	(3)	3.42	2/21/2019	—		—
	—	—		—	—	104,311	(5)	318,149
	—	—		—	—	137,275	(6)	418,689

Sakiru Adefemi (Femi)	27,054	13,526	(3)	3.42	2/21/2019
Ayoade	—	—		—	—	13,696	(5)	41,773
	—	—		—	—	—	(6)	—

1)
The option exercise price is equal to the fair market value of common stock of the Company determined in accordance with the 2009 Equity Incentive Plan. This represents the closing price on the grant date as reported by NYSE MKT.

2)	Represents the market value of the shares based on the closing price of the Company’s common stock as reported by NYSE MKT on December 31, 2016, the last day of trading in 2016.

3)	100% of the remaining options will vest on the next annual anniversary of the grant date in 2017.

4)	50% of the remaining options will vest on each of the next two annual anniversaries of the grant date in 2017 and 2018.

5)	Represents shares of restricted stock. The shares will vest 50% on the one year anniversary of the award date and 50% on the two year anniversary of the award date.

6)
All performance-based restricted stock awards are subject to attainment of performance targets established by the Compensation Committee. The grant pay-out is based on the Company's TSR relative to its peer group over the three-year performance period. All of the awards will vest no earlier than three years from the grant date. The awards included on the table relate to the performance-based restricted stock awards granted in February 2015 and February 2016.

Option Exercises and Stock Vested
The following table summarizes option exercises and the vesting of restricted stock for our Named Executive Officers in 2016.
OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Securities Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jean-Michel Malek	—	—	14,583	34,270
Dr. Kase L. Lawal	—	—	308,960	657,562
Babatunde (Segun) Omidele	159,197	177,766	80,362	175,993
Daniel Ogbonna	—	—	14,583	34,124
Heidi Wong	—	—	46,289	101,373
Sakiru Adefemi (Femi) Ayoade	—	—	26,112	56,982
Pension Benefits
Other than our 401(k) plan, we do not have any plan that provides for payments or other benefits at, following or in connection with retirement.
In 2007, the Company adopted a defined contribution 401(k) plan for its U.S. employees. The plan provides for the Company matching up to 200% of the first 6% of salary contributed by employees. Company contributions are immediately vested to the employee. The Named Executive Officers participate in this plan on the same basis as other employees. There is no supplemental non-qualified plan for Named Executive Officers.
Non-Qualified Deferred Compensation
We do not have a plan that provides for the deferral of compensation on a basis that is not tax qualified.
Potential Payments Upon Termination or Change in Control
For a description of the potential payments to our Named Executive Officers upon termination or a change in control, see “Employment Agreements and Post-Termination Benefits” above.

The following table sets forth the termination benefits due to our Named Executive Officers in the event of their termination. The amounts were computed as if each executive officer’s employment terminated on December 31, 2016.

Name	Termination due to Death or Disability ($)	Termination for other than Cause, Death or Disability ($)	Termination Due to Change of Control ($)	Termination Due to Retirement ($)
Jean-Michel Malek
Salary and Bonus (1)	—	291,000	291,000	—
Equity Awards (2)	382,210	171,129	297,778	382,210
Benefits (3)	100,000	22,716	22,716	—

Babatunde (Segun) Omidele
Salary and Bonus (1)	—	350,000	350,000	—
Equity Awards (2)	1,135,562	681,395	838,074	1,135,562
Benefits (3)	100,000	22,716	22,716	—

Daniel Ogbonna
Salary and Bonus (1)	—	295,000	295,000	—
Equity Awards (2)	455,324	198,546	352,614	455,324
Benefits (3)	100,000	22,716	22,716	—

Heidi Wong
Salary and Bonus (1)	—	250,000	250,000	—
Equity Awards (2)	1,021,985	706,590	815,396	1,021,985
Benefits (3)	100,000	22,716	22,716	—

Sakiru Adefemi (Femi) Ayoade
Salary and Bonus	—	—	—	—
Equity Awards (2)	41,773	—	41,773	41,773
Benefits (3)	100,000	—	—	—

1)	For termination for other than cause, death or disability and for termination due to change of control, represents 2016 base salary plus 2016 target bonus.

2)
Represents intrinsic value at December 31, 2016 for vested stock options and unvested restricted stock and unvested stock options that would become vested at the termination date under the terms of the underlying equity awards or the terms of the 2009 Equity Incentive Plan. The intrinsic value for restricted stock is equal to the number of shares valued at $3.05 per share, the closing price on December 31, 2016. For options, the intrinsic value is computed by individual award based on the excess, if any, of the December 31, 2016 closing price versus the option exercise price per share.

3)
For termination due to death or disability, represents benefits from insurance coverage. For termination for other than cause, death or disability or due to change of control, represents a maximum of 12 months’ estimated cost of COBRA continuation coverage under the Company’s medical plan for those employees participating in the medical plan as of December 31, 2016.

Director Compensation

Each non-employee director of the Company is compensated in accordance with the Company’s Board Compensation Plan adopted on April 22, 2009 by the Board and amended by the Board on February 29, 2012 and amended again on May 29, 2014 (the “Board Compensation Plan”). Pursuant to the Board Compensation Plan, each independent director of the Company in good standing is entitled to (i) cash payments totaling $45,000, payable in equal quarterly installments of $11,250 each in arrears, except that the Chairman is entitled to receive $170,000, effective May 26, 2016, payable in equal quarterly installments of $42,500, (ii) a grant of restricted common stock of the Company under the Company’s incentive stock plan with a fair market value of $112,000, except that the Chairman receives a grant of restricted common stock with a fair market value of $224,000, measured as of the date of grant as calculated under the Company’s incentive stock plan, 100% of which shares shall be subject to a Company repurchase option that lapses one year following the date of grant subject to the Board member’s continued service as a member of the Company’s Board during such time, (iii) meeting fees of $1,500 and $1,000 per Board meeting and committee meeting, respectively; and (iv) cash fees for serving as a Committee Chair of $15,000, $10,000 and $10,000 for service as Chair of the Audit, Compensation and Nominating and Corporate Governance Committees, respectively. The Chairman does not receive Board meeting or committee meeting fees or any cash fees for serving as a Committee Chair. In accordance with the Board Compensation Plan, on May 25, 2016 each of Messrs. Hofmeister, Campbell, McConnell and Stinson, Dr. Brown and Ms. Hlatshwayo, as the Company’s independent directors, received a grant of shares of restricted common stock of the Company under the Company’s 2009 Plan, 100% of which shares will become vested and non-forfeitable on the twelve month anniversary of the grant date.

The following table sets forth for each non-employee director the compensation earned for duties as a director for the year ended December 31, 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
John Hofmeister	119,433	224,000	343,433
Dr. Lee Patrick Brown	76,000	112,000	188,000
William J. Campbell	67,000	112,000	179,000
Dudu Hlatshwayo	66,500	112,000	178,500
Ira Wayne McConnell	82,000	112,000	194,000
J. Michael Stinson	35,976	112,000	147,976

1)
During 2016, non-employee members of the Board at May 25, 2016 were awarded restricted shares effective May 25, 2016. The grant date fair value per share, as determined in accordance with ASC Topic 718, was at the closing price for Company common stock as reported on the NYSE MKT at that date.

2)	Ms. Hlatshwayo was elected to the Board effective May 25, 2016.

3)	Mr. Stinson was elected to the Board effective May 25, 2016.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee during the fiscal year ended December 31, 2016 were, are, or have ever been officers or employees of the Company. No member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of SEC Regulation S-K during the fiscal year ended December 31, 2016, except to the extent that the Company’s entry into stockholder-approved Indemnification Agreements with all of its current officers and directors is required to be disclosed under such Item.
None of our executive officers served as a member of:

•	the compensation committee of another entity in which one of the executive officers of such entity served on our Compensation Committee;

•	the board of directors of another entity, one of whose executive officers served on our Compensation Committee; or

•	the compensation committee of another entity in which one of the executive officers of such entity served as a member of our Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDERS MATTERS
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information regarding the beneficial ownership of common stock as of April 3, 2017, by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding common stock; (ii) each executive officer identified in the Summary Compensation Table; (iii) each of the Company’s current directors and nominees for director; and (iv) all executive officers and current directors of the Company as a group. Unless otherwise noted, the business address for each person listed below is 1330 Post Oak Blvd., Suite 2250, Houston, TX 77056.

Name and Address of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership(1)		Percent of Class
CAMAC Energy Holdings Limited c/o CAMAC International Corporation 1330 Post Oak Blvd., Suite 2200 Houston, Texas 77056	145,067,660	(2)	60.14%
The Public Investment Corporation (SOC) Limited Block C, Riverwalk Office Park 41 Matroosberg Road Ashlea Gardens Extension 6 Menlo Park, Pretoria, South Africa	62,854,636		29.20%
Jean-Michel Malek	313,798		*
Babatunde Omidele	1,142,119		*
Dr. Kase Lukman Lawal	147,670,579	(3)	68.61%
Daniel Ogbonna	368,471		*
Heidi Wong	829,581		*
Sakiru Adefemi (Femi) Ayoade	51,516		*
John Hofmeister	268,861		*
Dr. Lee Patrick Brown	194,586		*
William J. Campbell	203,245		*
Dudu Hlatshwayo	53,333		*
Ira Wayne McConnell	211,361		*
John Michael Stinson	53,333		*
All Executive Officers and Directors as a Group (12 persons)	151,360,783	(4)	62.54%

*	Less than 1% of issued and outstanding shares of our common stock.

1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities that are currently exercisable, or exercisable within 60 days of April 3, 2017, are deemed outstanding for computing the percentage of the person holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

2)	Includes all shares of the Company’s common stock held directly by CAMAC Energy Holdings Ltd. and Allied Energy Plc.

3)
Includes all shares of the Company’s common stock held directly by CAMAC Energy Holdings Ltd. and Allied Energy Plc as described in footnote 2 above. Dr. Lawal owns 27.7% of CAMAC International Limited, which indirectly owns 100% of CAMAC Energy Holdings Ltd. Dr. Lawal disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein, and the inclusion of these shares in this Proxy Statement shall not be deemed an admission of beneficial ownership of all of the reported shares for purposes of Section 16 or for any other purpose.

4)
Includes all shares of the Company’s common stock, immediately exercisable warrants to purchase Company common stock, and options to purchase Company common stock exercisable within sixty (60) days of April 3, 2017, beneficially owned or held by directors and Executive officers.

Equity Compensation Plan Information
The following table sets forth all compensation plans as of December 31, 2016.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	3,213,171	(1)	$2.54	8,310,606
Warrants approved by security holders	2,983,419	(2)	$3.59
Total	6,196,590			8,310,606

(1)	Includes the 2009 Equity Incentive Plan.

(2)
Remaining warrants exercisable for shares of common stock issued in 2014 and 2015 to service providers and to the holder of the Company's 2015 Convertible Note, respectively, which issuances were approved by the stockholders of the Company.

Changes in Control
There are currently no arrangements that may result in a change in control of the Company.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Under Section 16(a) of the Exchange Act and the rules promulgated thereunder, the Company’s directors, executive officers, and any person holding beneficially more than 10% of the Company’s common stock are required to report their ownership of the Company’s securities and any changes in that ownership to the SEC and to file copies of the reports with the Company. Specific due dates for these reports have been established, and the Company is required to report any failures to file by these dates during the last fiscal year.

Based upon a review of filings with the SEC and written representations that no other reports were required, the Company believes that all of its directors, executive officers and persons owning more than 10% of the Company’s common stock complied during the year ended December 31, 2016 with the reporting requirements of Section 16(a) of the Exchange Act, except as follows with each reporting only one transaction late unless otherwise noted: Dr. Kase Lukman Lawal, the Company’s former Chairman and Chief Executive Officer, filed his Form 4s late on May 27, 2016 (five transactions); Segun Omidele, the Company’s former Chief Executive Officer and a member of the Board filed his Form 4s late on June 2 and June 6, 2016; and Heidi Wong, the Company’s Senior Vice President, Corporate Services, filed her Form 4 late on June 2, 2016.
PROPOSAL 1
ELECTION OF DIRECTORS
The Board is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. It selects the Company’s executive officers, delegates authority for the conduct of the Company’s day-to-day operations to those officers and monitors their performance. Members of the Board are kept informed of the Company’s business by participating in Board and Committee meetings, by reviewing analyses and reports and through discussions with the Chairman of the Board and other officers.

There are currently six directors serving on the Board. At the Meeting, seven directors will be elected, each to hold office until the next Meeting or his or her earlier death or resignation or until his or her successor, if any, is elected or appointed. The individuals who have been nominated for election to the Board at the Meeting are listed in the table below.
If, as a result of circumstances not now known or foreseen, any of the nominees is unavailable to serve as a nominee for the office of director at the time of the Meeting, the holders of the proxies solicited by this Proxy Statement may vote those proxies either (i) for the election of a substitute nominee who will be designated by the proxy holders or by the present Board or (ii) for the balance of the nominees, leaving a vacancy. Alternatively, the size of the Board may be reduced accordingly. The Board has no reason to believe that any of the nominees will be unwilling or unable to serve, if elected as a director. The seven nominees for election as directors are uncontested. In uncontested elections, directors are elected by a plurality of the votes cast at the Meeting.
Director Selection
As provided in its charter, the Nominating and Corporate Governance Committee of the Company’s Board is responsible for identifying individuals qualified to become Board members and recommending to the Board nominees for election as directors. The Nominating and Corporate Governance Committee considers recommendations for director nominees, including those submitted by the Company’s stockholders, on the bases described below. Stockholders may recommend nominees by writing to the Nominating and Corporate Governance Committee c/o the Corporate Secretary, Erin Energy Corporation, 1330 Post Oak Boulevard, Suite 2250, Houston, Texas 77056. Stockholder recommendations will be promptly provided to the Chairman of the Nominating and Corporate Governance Committee. As director candidates recommended by stockholders are evaluated in the same manner as candidates recommended by a Board member, management or a third party, the Board has not deemed it necessary to adopt a separate policy regarding consideration of candidates recommended by stockholders. To be considered by the Nominating and Corporate Governance Committee for inclusion in the proxy for the 2017 Annual Meeting, recommendations must be received by the Corporate Secretary of the Company not later than the close of business on December 29, 2017.
Nominations of persons for election to our Board and the proposal of business to be considered by the stockholders may be made at any annual meeting of stockholders only (i) pursuant to our notice of meeting (or any supplement thereto), (ii) by or at the direction of our Board or (iii) by any stockholder of our Company (A) who is a stockholder of record on the date the stockholder’s notice is delivered to our Corporate Secretary and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) who complies with the applicable notice procedures set forth in our Bylaws. For nominations or other business to be properly made by a stockholder at an annual meeting in accordance with our Bylaws, such stockholder must have given timely notice thereof in proper written form to our Corporate Secretary and any such proposed business other than the nomination of persons for election to our Board must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to our Corporate Secretary at our principal executive offices not later than ninety (90) days nor earlier than one hundred twenty (120) days prior to the first anniversary date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, a stockholder’s notice shall also be considered timely if it is so delivered not earlier than one hundred twenty (120) days prior to such annual meeting, nor later than the later of ninety (90) days prior to such annual meeting or ten (10) days after the day on which public announcement of the date of such meeting was first made. All notices shall be received by our Corporate Secretary by the close of business on the specified date to be deemed to have been delivered on that date.
In identifying and evaluating nominees, the Nominating and Corporate Governance Committee may consult with the other Board members, management, consultants and other individuals likely to possess an understanding of the Company’s business and knowledge of suitable candidates. In making its recommendations, the Nominating and Corporate Governance Committee assesses the requisite skills and qualifications of nominees and the composition of the Board as a whole in the context of the Board’s criteria and needs. In evaluating the suitability of individual Board members, the Nominating and Corporate Governance Committee may take into account many factors, including education, reputation, experience, independence, leadership qualities, personal integrity and such other criteria as the Compensation Committee deems relevant. The Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In addition, as an NYSE MKT-listed company, the Company must comply with the independent director requirements of NYSE MKT. The Nominating and Corporate Governance Committee, therefore, also ensures that not less than a majority of directors shall satisfy the NYSE MKT independence requirements. For information about the specific minimum qualifications, qualities and skills that the Nominating and Corporate Governance Committee believes must be met by its director nominees, see “Corporate Governance–Director Qualifications” above.
The Board recommends a vote “FOR” the election of the nominees listed below.

Nominees
The names, the ages, and positions with the Company as of the Record Date of the individuals who are our nominees for election as directors are:

Name	Age	Position(s)	Director Since
Frank C. Ingriselli	62	Chairman	New Nominee
Mahmud Yayale Ahmed	65	Director	New Nominee
Sakiru Adefemi (Femi) Ayoade	47	Director	New Nominee
Dr. Lee Patrick Brown	79	Director	April 2010
Dudu Hlatshwayo	52	Director	December 2015
Dr. John Rudley	69	Director	New Nominee
J. Michael Stinson	72	Director	May 2016
For information as to the shares of the common stock held by each current director or director nominee, see “Security Ownership of Certain Beneficial Owners and Management and Related Stockholders Matters,” which starts on page 33 of this Proxy Statement. See “Director Nominees and Executive Officers” above for biographical summaries for each of our director nominees.

All directors will hold office for the terms indicated or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified. Other than as described below, there are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions. No nominee, member of the Board or executive officer is related to any other nominee, member of the Board or executive officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Since the beginning of the Company’s 2016 fiscal year, the Company has been or is currently a participant in the following material transactions with related persons.
Employment Agreements with Executive Officers

For a description of the employment agreements and compensation arrangements of Dr. Lawal and Messrs. Omidele, Malek and Ogbonna and Ms. Wong, see “Employment Agreements and Post-Termination Benefits” above.

Transactions with Affiliates of the Company

Dr. Kase Lukman Lawal, the Company’s former Chairman of the Board and Chief Executive Officer of the Board, is a director of each of CAMAC Energy Holdings Limited (“CEHL”), CAMAC International (Nigeria) Limited (“CINL”) and Allied Energy Plc (“Allied”). Dr. Lawal also owns 27.7% of CAMAC International Limited (“CIL”), which indirectly owns 100% of CEHL. CINL and Allied are each wholly-owned subsidiaries of CEHL. As a result, CEHL, CINL, CIL and Allied are deemed to be related parties pursuant to Regulation S-K Item 404.

The following is a summary of transactions between the Company and each of CEHL, CINL and Allied.

2011 Promissory Note and Guaranty Agreement

On June 6, 2011, Erin Petroleum Nigeria Limited, the Company's wholly owned subsidiary, executed a promissory note in favor of Allied (the “2011 Promissory Note”). Interest accrues on the outstanding principal under the 2011 Promissory Note at a rate of the 30-day London Interbank Offered Rate (“LIBOR”) plus 2% per annum, payable quarterly. The obligations under the 2011 Promissory Note have been guaranteed by the Company. In March 2017, the maturity date of the 2011 Promissory Note was extended to April 2018. As consideration for the extension, the 2011 Promissory Note became convertible, at the sole option of the holder, into shares of the Company’s common stock at a conversion price of $3.415 per share. As of December 31, 2016, the outstanding principal and accrued interest under the 2011 Promissory Note was $24.9 million and $1.6 million, respectively, and the Company was not in compliance with the default provisions of the 2011 Promissory Note with respect to the payment of quarterly interest. In March 2017, Allied agreed to waive its rights under all default provisions of the 2011 Promissory Note through April 2018.

2014 Convertible Subordinated Promissory Note

Pursuant to the Transfer Agreement on February 21, 2014, the Company issued and delivered to Allied the Convertible Subordinated Note, (the “2014 Convertible Subordinated Note”) as partial consideration for the Allied Assets. In conjunction with the closing of the Allied Acquisition, the first of two $25.0 million advancements of the principal of the 2014 Convertible Subordinated Note was deemed to have been made on February 21, 2014. The second $25.0 million advancement was deemed to have been made on May 8, 2014 in connection with the Second Closing (as defined below). Interest on the 2014 Convertible Subordinated Note accrues at a rate per annum equal LIBOR plus 5%, payable quarterly in cash until the maturity of the 2014 Convertible Subordinated Note on January 15, 2019. The 2014 Convertible Subordinated Note is, at the election of the holder, convertible into shares of common stock at an initial conversion price of $4.2984 per share, and is subject to customary anti-dilution adjustments. The 2014 Convertible Subordinated Note is subordinate to the Company’s existing and future senior indebtedness and is subject to acceleration upon an Event of Default (as defined in the 2014 Convertible Subordinated Note). The Company may, at its option, prepay the 2014 Convertible Subordinated Note, in whole or in part, at any time, without premium or penalty. The 2014 Convertible Subordinated Note is subject to mandatory prepayment upon (a) the Company’s issuance of capital stock or incurrence of indebtedness, the proceeds of which the Company does not apply to the repayment of senior indebtedness or (b) any capital markets debt issuance to the extent that the net proceeds of such issuance exceed $250.0 million. Allied may assign all or any part of its rights and obligations under the 2014 Convertible Subordinated Note to any person upon written notice to the Company. As of December 31, 2016, the outstanding principal and accrued interest under the 2014 Convertible Subordinated Note was $50.0 million and $8.0 million, respectively, and the Company was not in compliance with the default provisions of the 2014 Convertible Subordinated Note with respect to the payment of quarterly interest. In March 2017, Allied agreed to waive its rights under all default provisions of the 2014 Convertible Subordinated Note through April 2018.

2015 Convertible Note

On March 11, 2015, the Company entered into a new borrowing facility with Allied for a Convertible Note (the “2015 Convertible Note”) allowing the Company to borrow up to $50.0 million for general corporate purposes. The 2015 Convertible Note is separate from the existing $25.0 million Promissory Note and the $50.0 million Convertible Subordinated Note. The 2015 Convertible Note is convertible into shares of the Company’s common stock, at the option of the holder, upon the occurrence and continuation of an event of default. In March 2017, the maturity date of the 2015 Convertible Note was extended to April 2018. Interest accrues at the rate of LIBOR plus 5% and is payable quarterly. Upon execution of the 2015 Convertible Note, the Company drew $20.0 million under it and issued to Allied warrants to purchase approximately 1.6 million shares of the Company’s common stock at a $2.46 strike price. Additional warrants will be issuable in connection with future draws, with the strike price for those warrants determined based on the market price of the Company’s common stock at the time of such future draws. As of December 31, 2016, the outstanding principal and accrued interest under the 2015 Convertible Note was $48.5 million and $4.9 million, respectively, and the Company was not in compliance with the default provisions of the 2015 Convertible Note with respect to the payment of quarterly interest. In March 2017, Allied agreed to waive its rights under all default provisions of the 2015 Convertible Note through April 2018.

2016 Promissory Note
In March 2016, the Company borrowed $3.0 million under a 30-day Promissory Note agreement entered into with James Street Capital Partners ("JCP"), an entity related to CIL (the “March 2016 Short-Term Note”). The March 2016 Short-Term Note accrued interest at a rate of the 30-day LIBOR plus 7% per annum.

In April 2016, the Company borrowed $1.0 million under a 30-day Promissory Note agreement with JCP (the “April 2016 Short-Term Note”). The April 2016 Short-Term Note accrued interest at a rate of the 30-day LIBOR plus 7% per annum, and will be due in May 2016.

In May 2016, JCP agreed to combine both notes into a $10.0 million borrowing facility (the “2016 Promissory Note”). Interest accrues at a rate of the 30-day LIBOR plus 7% per annum. In March 2017, the maturity date of the 2016 Promissory Note was extended to April 2018. As consideration for the extension, the 2016 Promissory Note became convertible, at the sole option of the holder, into shares of the Company’s common stock at a conversion price of $3.415 per share. As of December 31, 2016, the outstanding principal and accrued interest under the 2016 Promissory Note was $6.4 million and $0.4 million, respectively.

Logistical and Support Services

Certain affiliates of the Company provide procurement and logistical support services to the Company’s operations. In connection therewith, during the year ended December 31, 2016, the Company incurred operating costs amounting to approximately $14.6 million.

Transactions with the Public Investment Corporation (SOC) Limited

Share Purchase Agreement and PIC Registration Rights Agreement

On November 18, 2013, the Company entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with PIC for a $270.0 million equity investment to fund the cash portion of the Allied Acquisition and a portion of anticipated capital expenditures thereafter. Pursuant to the Share Purchase Agreement, the Company agreed to sell to PIC, in exchange for its $270.0 million equity investment, an aggregate of 62,814,070 shares of common stock through a private placement (the “Private Placement”). The Share Purchase Agreement requires the Private Placement to be completed in two equal installments. The first installment (the “First Closing”) occurred on February 21, 2014 in connection with the closing of the Allied Acquisition and involved payment of $135.0 million by PIC in exchange for the issuance of 31,407,035 shares of common stock to PIC by the Company. The second installment (the “Second Closing”) occurred on May 6, 2014 and involved payment by PIC of an additional $135.0 million by the Company in exchange for the issuance of 31,407,035 shares of common stock to PIC by the Company.
In connection with the investment by PIC, the Company agreed to (i) list its common stock on the JSE, (ii) enter into a registration rights agreement requiring the Company to file a registration statement covering PIC’s shares of common stock with the SEC within 60 days following the Second Closing and (iii) grant PIC the right to designate one director to the Company’s Board for so long as PIC holds at least 20% of the Company’s issued and outstanding shares of common stock. Following the completion of the Second Closing, and as of the date of this Proxy Statement, PIC owns 62,814,070 shares of common stock of the Company which represents 29.18% of all outstanding shares of the Company’s common stock. Following Dr. Matjila’s resignation from the Board in December 2015, PIC designated Dudu Hlatshwayo for election to the Board at the Meeting.
On February 21, 2014, the Company and PIC executed a Registration Rights Agreement (the “PIC Registration Rights Agreement”) pursuant to which the Company granted PIC customary registration rights for the shares of the Company’s common stock that PIC has received in connection with the private placement described above and may further receive in connection with the Second Closing. The registration rights granted to PIC are comparable to the registration rights granted to Allied under the Allied Registration Rights Agreement. The Company filed a registration statement on Form S-3 in accordance with the terms of the PIC Registration Rights Agreement on December 19, 2014.

Financing Support Agreement

On February 6, 2017, the Company and its subsidiary, Erin Petroleum Nigeria Limited (“EPNL”), entered into a Pre-export Finance Facility Agreement (the “MCB Finance Facility”) with The Mauritius Commercial Bank Limited, as mandated lead arranger, agent, security agent, original lender and issuing bank ( “MCB”). The MCB Finance Facility provides for a total commitment of $100.0 million and is supported by a guarantee from The Standard Bank of South Africa Limited (“SBSA”), as named guarantor, which guarantee is facilitated by PIC.

The PIC guarantee is made with recourse to the Company pursuant to the Company’s entry into the Financing Support Agreement with PIC (the “Financing Support Agreement”). Pursuant to the Financing Support Agreement, PIC agreed to apply for, request and authorize SBSA, or any other reputable commercial bank acceptable to MCB, to issue a bank guarantee in favor of MCB in the amount of $100.0 million. The issuance of a guarantee in favor of MCB by SBSA or another reputable commercial bank is a condition precedent to the closing of the MCB Finance Facility. In consideration for this undertaking, the Company agreed to pay PIC an upfront fee equal to 250 basis points on the guarantee amount and issue to PIC warrants to purchase a number of shares of the Company’s common stock in an amount equal to the guarantee amount multiplied by 20% divided by the closing market price of the Company’s common stock on the day that EPNL receives funds under the MCB Finance Facility, with an exercise price equal to such closing market price. The Company also agreed to indemnify PIC from and against certain claims and losses. The amount of any and all indemnifiable losses suffered by PIC agreed or otherwise required to be paid by the Company will be paid in cash or, at the option of PIC, may be paid in newly issued shares of the Company’s common stock.

Approval of Related Party Transactions

The Company has adopted the Code applicable to the Company’s Chief Executive Officer, Chief Financial Officer and all other employees, the text of which has been posted on the Company’s website (www.erinenergy.com). Among other provisions, the Code provides that all officers, directors and employees shall avoid all conflicts of interest or improper or unlawful conduct and even the appearance thereof, and, further, that only the Board of the Company may waive a conflict of interest or any other non-compliance with the Code. In addition, the Company has adopted a formal written policy that covers the review and approval of related party transactions by the Nominating and Corporate Governance Committee of the Board.
Each of the above-referenced related party transactions were approved by a disinterested majority of the Company’s Board, the Nominating and Corporate Governance Committee or a special committee of disinterested directors, as applicable.
PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee appointed Pannell Kerr Forster of Texas, P.C. ("PKF") as our independent registered public accounting firm for the fiscal year ending December 31, 2017. We are asking our stockholders to ratify the selection of PKF as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of PKF to our stockholders for ratification as a matter of good corporate practice. In the event our stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment.
The Board unanimously recommends a vote “FOR” the ratification of the appointment of
Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for 2017.

CHANGE IN AUDITORS DURING 2016

Grant Thornton LLP (“Grant Thornton”) served as the Company’s independent registered public accounting firm for fiscal years 2012 through 2015. Grant Thornton notified the Company on April 27, 2016 of its intention not stand for reappointment for fiscal year 2016. Grant Thornton remained engaged through the completion of the review of the Company’s consolidated financial statements for fiscal quarter ended March 31, 2016.

Grant Thornton's report on the financial statements of the Company for the fiscal years ended December 31, 2015 and 2014 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report on the financial statements of the Company for the fiscal year ended December 31, 2015 contained an explanatory paragraph noting that there was substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2015 and 2014 and the subsequent interim period through April 27, 2016, (i) there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure that, if not resolved to Grant Thornton's satisfaction, would have caused Grant Thornton to make reference to the subject matter thereof in connection with its reports on the Company’s financial statements for such periods, and (ii) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

On April 27, 2016, the Audit Committee appointed PKF as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2016. PKF began conducting the review of the Company’s consolidated financial statements beginning with fiscal quarter ended June 30, 2016. During the fiscal years ended December 31, 2015 and 2014 and the subsequent interim period through April 27, 2016, the Company has not consulted with PKF regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

PROPOSAL 3
ADVISORY (NON-BINDING) VOTE ON MANAGEMENT COMPENSATION

At the Meeting, you will be asked to vote on a non-binding, advisory resolution, commonly known as management “say-on-pay,” to approve the compensation of the Company’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis and related tables and narrative disclosure on pages 15 to 16 of this Proxy Statement. This advisory stockholder vote gives you the opportunity to endorse or not endorse the compensation we pay our Named Executive Officers.

The Company and its Board and Compensation Committee remain committed to the compensation philosophy, policies and objectives outlined under the heading “Compensation Discussion and Analysis” in this Proxy Statement. We believe that our compensation policies and procedures are competitive, focused on pay for performance and strongly aligned with the long-term interests of our stockholders. They enable us to attract and retain talented executives who are critical to our business objectives of high growth and strong execution. We believe that our compensation philosophies, policies and objectives do not present or encourage excessive or unacceptable risks. As always, the Compensation Committee will continue to review all elements of the executive compensation program on a regular basis and external trends in compensation and take any steps it deems necessary to continue to fulfill the objectives of the program. Among other things:

1.	the Company’s compensation philosophy is to pay at or near the 50th percentile;

2.	compensation decisions are made by an independent Compensation Committee;

3.	the Compensation Committee also has an independent compensation consultant that advises them;

4.	the majority of compensation paid to the Named Executive Officers is variable and at-risk; and

5.	the annual and long-term incentive payouts are performance based, even though they are discretionary by the Compensation Committee.

Stockholders are encouraged to carefully review the “Compensation Discussion and Analysis” section of this Proxy Statement for a detailed discussion of the Company’s management compensation program.

Because your vote is advisory, it will not be binding upon the Company or the Board. This means it will not overrule any decision by the Company or the Board, create or change any fiduciary duties of the Company, the Board or its Compensation Committee, or create, reverse or nullify any legal obligation of the Company. However, the Compensation Committee will consider the outcome of the vote when reviewing and determining future management compensation arrangements.

Under our Bylaws, the affirmative vote of the majority of the shares of Common Stock present or represented at the Meeting and entitled to vote on the matter is required for the approval of the proposal. Accordingly, for purposes of approval under our Bylaws, shares abstaining and broker non-votes will have no effect on voting on this proposal.

Accordingly, and as a matter of good corporate governance, we are asking our stockholders to approve the following advisory resolution at the 2017 annual general meeting of stockholders:

RESOLVED, that the stockholders of Erin Energy Corporation (the “Company”) approve the compensation of the Company’s Named Executive Officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2017 annual stockholders' meeting.

The Board recommends that you vote “FOR” the proposal to approve the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Company’s Proxy Statement.

PROPOSAL 4
ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON MANAGEMENT COMPENSATION

At the Meeting, you will be asked to vote on a non-binding, advisory proposal regarding the frequency of the advisory stockholder vote on executive compensation discussed in Proposal 3 in this Proxy Statement. Stockholders will have the opportunity to cast an advisory vote on whether the stockholder vote on executive compensation should occur every one, two or three years. Stockholders may also abstain from voting on the matter.

The Board recommends an advisory vote on executive compensation every three years. The Board believes that such a vote is most appropriate for the Company because it would provide stockholders with the appropriate timeframe to evaluate the Company’s overall compensation philosophy, design and implementation. As described in the Compensation Discussion and Analysis, the Company’s named executive officer compensation is designed with a long-term focus to attract and retain the highest quality individuals and align their success with that of the Company’s stockholders and long-term value creation. Due to the nature of the oil and gas industry, many aspects of our business model, and consequently most of our strategic objectives, extend well beyond an annual timeframe. A three-year period is more closely aligned with the longer-term view that the Compensation Committee takes with respect to the more significant components of our named executive officers’ compensation and would allow stockholders the opportunity to evaluate the effectiveness of these programs over the time frames that they are intended to generate performance. The Board intends that the Company’s named executive officer compensation program be responsive to stockholder concerns but is concerned that annual votes on the program could foster short-term focus and undermine its long-term features. Additionally, a longer period between votes would facilitate more meaningful dialogue between stockholders and the Board regarding the Company’s executive compensation practices and allow the Board sufficient time to thoughtfully evaluate the results of the most recent say-on-pay vote and implement any changes to our named executive officer compensation that may be appropriate in light of the vote.

Because your vote is advisory, it will not be binding upon the Company or the Board. This means it will not overrule any decision by the Company or the Board, create or change any fiduciary duties of the Company, the Board or its Compensation Committee, or create, reverse or nullify any legal obligation of the Company. However, the Board will take into account the outcome of the vote when considering the frequency of the advisory stockholder vote on management compensation.

The Board recommends voting for an advisory stockholder vote on management compensation every three years. We emphasize, however, that you are not voting to approve or disapprove the Board’s recommendation. Instead, your proxy card provides you with four options regarding this non-binding, advisory proposal. You may cast an advisory vote for the stockholder vote on management compensation to occur every one, two or three years, or you may abstain from voting on the matter.

The affirmative vote of a majority of the votes cast at the Meeting is required for advisory (non-binding) approval of one of the alternatives presented (one, two or three years). If none of the alternatives presented receive a majority vote, we will consider the alternative receiving the highest number of votes cast by our stockholders to be the frequency that has been selected on an advisory basis by our stockholders. However, because the vote is advisory (non-binding), the Board may decide that it is in the best interest of the Company to hold an advisory vote more or less frequently than that receiving the highest number of votes.

Accordingly, and as a matter of good corporate governance, we are asking our stockholders to approve the following advisory resolution at the 2017 annual general meeting of stockholders:

RESOLVED, that the stockholders of Erin Energy Corporation (the “Company”) determine, on an advisory basis, that the frequency with which the stockholders of the Company shall have an advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement is: EVERY THREE YEARS.

The Board recommends that you vote to hold an advisory vote on the compensation of the Company’s Named Executive Officers every three years.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

PKF examined, as independent auditors, the financial statements of the Company for the year ended December 31, 2016.

The Company has been advised by PKF that neither the firm nor any of its associates had any relationship with the Company other than the usual relationship that exists between independent registered public accounting firms and their clients during the last fiscal year. Representatives of PKF are expected to be available during the Meeting, at which time they may make any statement they consider appropriate and will respond to appropriate questions raised at the Meeting.
The following tables show the fees billed to us by our external auditors for the audit and other services rendered by them during fiscal years 2015 and 2016.
Grant Thornton

	2016	2015
Audit Fees(1)	$39,000	$655,683
Audit-Related Fees	—	—
Total	$39,000	$655,683

1)
Audit fees represent fees for professional services provided in connection with the audit of our financial statements and internal controls over financial reporting and review of our quarterly financial statements, as well as audit services provided in connection with other statutory or regulatory filings.

PKF

2016
Audit Fees(1)	$266,800
Audit-Related Fees	—
Total	$266,800

1)
Audit fees represent fees for professional services provided in connection with the audit of our financial statements and internal controls over financial reporting and review of our quarterly financial statements, as well as audit services provided in connection with other statutory or regulatory filings.

Pre-Approval Policies and Procedures
All audit-related and other services rendered by our external auditors were pre-approved by the Audit Committee before our external auditors were engaged to render such services. It is the Audit Committee’s standard practice to require pre-approval by the Audit Committee of all audit, audit-related, tax and other services rendered by the Company’s independent auditors. The Audit Committee is solely responsible for selecting, hiring and replacing our external auditors. The Audit Committee also pre-approves fees for both audit and non-audit services. In reaching decisions on these matters, the Audit Committee confirms the independence of the external auditors and whether the services to be provided are permissible under applicable rules and regulations. The Audit Committee evaluates the competency of the external audit firm and assesses its fee schedule for reasonableness.
STOCKHOLDER COMMUNICATIONS
The Company has a process for stockholders who wish to communicate with the Board. Stockholders who wish to communicate with the Board may write to it at the following address:
Board of Directors
Erin Energy Corporation
1330 Post Oak Boulevard, Suite 2250
Houston, Texas 77056

These communications will be reviewed by one or more employees of the Company designated by the Board, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications.
STOCKHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING
If you wish to have a proposal included in our proxy statement for next year’s annual meeting in accordance with Rule 14a-8 under the Exchange Act, your proposal must be received by the Corporate Secretary of Erin Energy Corporation at 1330 Post Oak Boulevard, Suite 2250, Houston, Texas 77056, no later than the close of business on December 29, 2017, 120 days prior to the anniversary of the filing of this Proxy Statement. A proposal which is received after that date or which otherwise fails to meet the requirements for stockholder proposals established by the SEC and our Bylaws will not be included. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement. If the date of next year’s annual meeting is more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and send our proxy materials. Such proposals also will need to comply with Rule 14a-8 and our Bylaws regarding the inclusion of stockholder proposals in company-sponsored proxy materials.
Under our Bylaws, if you wish to raise a proposal from the floor during our 2018 annual meeting of stockholders, we must receive a written notice of the proposal between January 17, 2018 and February 16, 2018. However, if the date of next year’s annual meeting is more than 30 days before or more than 70 days after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in our proxy statement is instead no earlier than 120 days prior to such annual meeting, nor later than the later of 90 days prior to such annual meeting or 10 days after the day on which public announcement of the date of such meeting was first made. Your submission must contain the information that our Bylaws require.
OTHER INFORMATION
The Report of the Audit Committee set forth in this Proxy Statement shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act.

In addition, they shall not be deemed incorporated by reference by any statement that incorporates this Proxy Statement by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference.

OTHER MATTERS
As of the date of this Proxy Statement, the Board has no knowledge of any business which will be presented for consideration at the Meeting other than the election of directors and the ratification of the appointment of our independent registered public accounting firm. Should any other matters be properly presented, it is intended that any proxies received will be voted in accordance with the best judgment of the persons voting the proxies.

By order of the Board

April 28, 2017 Houston, Texas	Jean-Michel Malek Interim Chief Executive Officer

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If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Time, on May 16, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E26444-P92264	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ERIN ENERGY CORPORATION To vote “FOR” all of the Board’s recommendations, do not check any of the boxes, date and sign below and return the form in the postage-paid envelope.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board recommends a vote “FOR” all the nominees listed, “FOR” Proposal 2, “FOR” Proposal 3 and to hold an advisory vote every “THREE” years.		☐	☐	☐

1. Election of seven persons to the Board, each for a term of one year. Nominees:
01) Frank C. Ingriselli	04) Dr. Lee Patrick Brown
02) Mahmud Yayale Ahmed	05) Dudu Hlatshwayo
03) Sakiru Adefemi (Femi) Ayoade	06) Dr. John Rudley
07) J. Michael Stinson
						For	Against	Abstain
2. Ratification of the appointment of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2017.						☐	☐	☐
3. Advisory (non-binding) vote on Management Compensation.						☐	☐	☐
					One Year	Two year	Three Year	Abstain
4. Advisory (non-binding) vote on the frequency of the advisory vote on Management Compensation.					☐	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box
and write them on the back where indicated.

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title. If none of the boxes above are checked, your signature below authorizes the proxies to vote “FOR” all the Board of Directors’ recommendations.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.
☐ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.    ☐

E26445-P92264

Annual Meeting of Stockholders
Wednesday, May 17, 2017, 9:00 a.m., Houston time (4:00 p.m., Johannesburg, South Africa time)
1330 Post Oak Blvd.
2nd Floor Conference Center, Hill Country Room
Houston, Texas 77056
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ERIN ENERGY CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS OF ERIN ENERGY CORPORATION TO BE HELD ON MAY 17, 2017.
The undersigned hereby appoints Jean-Michel Malek and Heidi Wong, and each of them, any one of whom may act without joinder of the other, with full power of substitution, resubstitution and ratification, attorneys and proxies of the undersigned to vote all shares of common stock of Erin Energy Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 1330 Post Oak Blvd., Houston, Texas 77056 at the 2nd Floor Conference Center, Central Plains Room, on May 17, 2017 at 9:00 a.m., Houston time (4:00 p.m., Johannesburg, South Africa time), and at any adjournment or postponement thereof, in the manner stated herein as to the matters set forth in the Notice of Annual Meeting and Proxy Statement, and in their discretion on any other matter that may properly come before the meeting.
You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations: THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO CONTRARY SPECIFICATION IS MADE, THEN THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1, FOR THE RATIFICATION OF THE APPOINTMENT OF PANNELL KERR FORSTER OF TEXAS, P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017 AS SET FORTH IN PROPOSAL 2, FOR THE NON-BINDING APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS SET FORTH IN PROPOSAL 3, TO HOLD AN ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS EVERY THREE YEARS AS SET FORTH IN PROPOSAL 4, AND IN THE DISCRETION OF THE PROXIES, WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF ERIN ENERGY CORPORATION’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2016 AND ITS NOTICE OF THE 2017 ANNUAL MEETING AND RELATED PROXY STATEMENT.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side